UNITED STATES
SECURITIES AND EXCHANGE COMMISSIO
N
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of th
e
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant
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                         Filed by a Party other than the Registrant
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Check the appropriate box:

☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
CAESARS ENTERTAINMENT, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023
ANNUAL MEETING OF SHAREHOLDERS & PROXY STATEMENT

CAESARS ENTERTAINMENT®

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED APRIL 17, 2023

Our Code of Commitment: This is our public pledge to our guests, Team Members, communities, business partners and all those we reach through our business.

PEOPLE: We commit to supporting the wellbeing of our Team Members, guests and communities.

PLANET: We commit to taking care of the world we all call home.

PLAY: We commit to creating memorable experiences for our guests and leading the industry as a responsible business, including responsible gaming practices.

I am pleased to invite you to our 2023 annual meeting of shareholders, which will be held on Tuesday, June 13, 2023 at 9:00 a.m. Pacific Time. Our annual meeting will be conducted in-person at the Eldorado Resort & Casino, 345 North Virginia Street, Reno, Nevada 89501. If you choose to join us, please note that attendance will require compliance with any then-applicable governmental requirements or recommendations, as well as facility requirements for the Eldorado Resort & Casino. You also will be able to vote your shares at the annual meeting.

Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

As permitted by the Securities and Exchange Commission, we are furnishing to shareholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the internet. On or about April [28], 2023, we will mail to each of our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your Proxy Card, and return it in the envelope provided.

On behalf of the officers and directors of Caesars Entertainment, Inc., I thank you for your interest in the company and hope that you will be able to attend our annual meeting. We appreciate your continued support.

Yours Truly, GARY L. CARANO Executive Chairman, Board of Directors

NOTICE IS HEREBY GIVEN that the 2023 annual meeting of shareholders (the “Annual Meeting”) of Caesars Entertainment, Inc. (referred to herein as “us”, “we”, “Caesars” or the “Company”) will be held at the Eldorado Resort & Casino, 345 North Virginia Street, Reno, Nevada 89501, on Tuesday, June 13, 2023 at 9:00 a.m. Pacific Time, for the following purposes:

1.

To elect the nine (9) director nominees to our board of directors (the “Board of Directors”), each to serve as a director until the 2024 annual meeting of shareholders, or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal;

2.	To hold an advisory vote to approve named executive officer compensation;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023;

4.

To approve and adopt an amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers and the amendment and restatement of the Company’s Certificate of Incorporation to reflect such amendment;

5.	To consider and vote on a shareholder proposal regarding Company political disclosures;

6.	To consider and vote on a shareholder proposal regarding Board matrix; and

7.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Shareholders entitled to notice of, and to vote at, the Annual Meeting will be determined as of the close of business on April 17, 2023, the record date fixed by the Board of Directors for such purposes. A list of these shareholders is available at our corporate offices and will be available at the Annual Meeting.

The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how to vote your shares of the Company’s stock by attending the meeting. You will need to enter the 16-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to vote during the meeting.

By order of the Board of Directors

Edmund L. Quatmann, Jr., Secretary

April [28], 2023

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on June 13, 2023: Our Proxy Statement and Fiscal Year 2022 Annual Report to Shareholders are available at www.proxyvote.com. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU MAY VOTE YOUR SHARES ELECTRONICALLY VIA THE INTERNET, BY TELEPHONE, BY MAIL, OR DURING THE ANNUAL MEETING. THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM. PLEASE CAREFULLY REVIEW THE PROXY MATERIALS AND FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE.

AUDIT-RELATED MATTERS	64

Audit Committee Report	64

Policy on Audit Committee Pre-Approval	65

Fees Paid to Auditors	65

Independent Registered Public Accounting Firm’s Independence	66

PROPOSAL 4 - APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AND THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO REFLECT SUCH AMENDMENT	67

PROPOSAL 5 - SHAREHOLDER PROPOSAL REGARDING COMPANY POLITICAL DISCLOSURES	69

PROPOSAL 6 - SHAREHOLDER PROPOSAL REGARDING BOARD MATRIX	72

OTHER INFORMATION	74

Other Business	74

Notice Regarding Abandoned Property Law of New York State	74

Certain Relationships and Related Party Transactions	74

Where to Find Additional Information	78

i

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Caesars Entertainment, Inc. for use at the annual meeting of shareholders to be held on June 13, 2023 (the “Annual Meeting”).

As permitted by the Securities and Exchange Commission (the “SEC”), we are furnishing to shareholders our Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report primarily over the internet. On or about April [28], 2023 we will mail to each of our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet, and how to access the Proxy Card to vote on the internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the notice, then you will not receive a paper copy of the proxy materials unless you request one.

A copy of our annual report with financial statements for the year ended December 31, 2022 is enclosed. This Proxy Statement and form of proxy are to be first sent to shareholders on or about the date stated on the accompanying Notice of Annual Meeting of Shareholders.

ABOUT CAESARS ENTERTAINMENT, INC.

Caesars Entertainment, Inc. (referred to herein as “us”, “we”, “Caesars” or the “Company”) (NASDAQ: CZR) is the largest casino-entertainment company in the U.S., and one of the world’s most diversified casino-entertainment providers. On July 20, 2020, Eldorado Resorts, Inc. (“ERI”) acquired Caesars Entertainment Corporation and its subsidiaries (“Former Caesars”) pursuant to a merger of a wholly-owned subsidiary of ERI with and into Former Caesars, with Former Caesars surviving as a wholly-owned subsidiary of ERI (the “Merger”). ERI changed its name to Caesars Entertainment, Inc. and changed its ticker symbol on the NASDAQ Stock Market from “ERI” to “CZR”.

Since its beginning in Reno, NV, in 1937, the Company has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe® and Eldorado® brand names. The Company offers gaming, entertainment and hospitality amenities, one-of-a-kind destinations and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the Company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership.

1

PURPOSE OF THE MEETING

PROPOSAL 1

To elect the nine (9) director nominees to our Board, each to serve as a director until the 2024 annual meeting of shareholders, or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal.

 The Board recommends that shareholders vote FOR each director nominee

The Board has nominated all nine (9) current directors, Gary L. Carano, Bonnie S. Biumi, Jan Jones Blackhurst, Frank J. Fahrenkopf, Don R. Kornstein, Courtney R. Mather, Michael E. Pegram, Thomas R. Reeg and David P. Tomick, to be elected to serve a one-year term until the annual meeting of shareholders in 2024 or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal.

• Nominees bring extensive expertise and relevant skills to drive the Company’s success

• Slate promotes diversity of viewpoints arising out of diverse experience, age and gender

PROPOSAL 2

To Approve, on an Advisory, Non-binding Basis, Named Executive Officer Compensation.

 The Board recommends that shareholders vote FOR the approval of the compensation of the Company’s named   executive officers, as disclosed in this proxy statement, on an advisory, non-binding basis

We are providing shareholders with the opportunity to cast an advisory, non-binding vote to approve compensation of our named executive officers as disclosed in this Proxy Statement, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended.

PROPOSAL 3

To Ratify the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2023.

 The Board recommends that shareholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as   the Company’s independent registered public accounting firm for 2023

Shareholders may vote to ratify the Audit Committee’s reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023.

PROPOSAL 4

To Approve and Adopt an Amendment to the Company’s Certificate of Incorporation to Limit the Liability of Certain Officers and the Amendment and Restatement of the Company’s Certificate of Incorporation to Reflect Such Amendment.

 The Board recommends that shareholders vote FOR the approval and adoption of the amendment to the Company’s  Certificate of Incorporation to limit the liability of certain officers and the amendment and restatement of the   Company’s Certificate of Incorporation to reflect such amendment

Shareholders may vote to approve and adopt an amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers and the amendment and restatement of the Company’s Certificate of Incorporation to reflect such amendment.

2	2023 PROXY STATEMENT

PROPOSAL 5

To Consider and Vote on a Shareholder Proposal Regarding Company Political Disclosures.

 The Board recommends that shareholders vote AGAINST the shareholder proposal regarding Company political   disclosures

The Company has received a shareholder proposal requesting the Company to provide a report, updated semiannually, disclosing the Company’s (1) policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum; and (2) monetary and non-monetary contributions and expenditures (direct or indirect) used in the manner described in clause 1 above, including (a) the identity of the recipient as well as the amount paid to each and (b) the title of the person(s) in the Company responsible for decision-making. The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

PROPOSAL 6

To Consider and Vote on a Shareholder Proposal Regarding Board Matrix.

 The Board recommends that shareholders vote AGAINST the shareholder proposal regarding board matrix

The Company has received a shareholder proposal requesting that the Board disclose in its annual proxy statement each director/nominee’s self-identified gender and race/ethnicity, as well as the skills and attributes that are most relevant in light of Caesars’ business, long-term strategy and risks. The requested information shall be presented in matrix format and shall not include any attributes the Board identifies as minimum qualifications for all director candidates.

3

At the Annual Meeting, shareholders are being asked to elect nine (9) director nominees to our Board, each to serve as a director until the 2024 annual meeting of shareholders, or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal. Directors will be elected by the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting. Shareholders may not vote their shares cumulatively in the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Any shareholder submitting a proxy has the right to withhold authority to vote for an individual nominee by writing that nominee’s name in the space provided on the proxy. Shares represented by all proxies received by us and not marked to withhold authority to vote for any individual director or for all directors will be voted FOR the election of all of the nominees named below. If for any reason any nominee is unable to accept the nomination or to serve as a director, an event not currently anticipated, the persons named as proxies reserve the right to exercise their discretionary authority to nominate someone else or to reduce the number of management nominees to such extent as the persons named as proxies may deem advisable.

4	2023 PROXY STATEMENT

Gary L. Carano Executive Chairman of the Board Director since July 2020 (Director of ERI since September 2014)

Bonnie S. Biumi Audit Committee Director since July 2020 (Director of ERI since May 2017)

Jan Jones Blackhurst Corporate Social Responsibility Committee (Chair) Director since July 2020

Frank J. Fahrenkopf Nominating and Corporate Governance Committee (Chair) Director since July 2020 (Director of ERI since September 2014)

Don R. Kornstein Vice Chairman Compensation Committee (Chair), Corporate Social Responsibility Committee, and Nominating and Corporate Governance Committee Director since July 2020

Courtney R. Mather Compensation Committee, Audit Committee, and Corporate Social Responsibility Committee Director since July 2020

Michael E. Pegram Compensation Committee Director since July 2020 (Director of ERI since September 2014)

Thomas R. Reeg Chief Executive Officer Director since July 2020 (Director of ERI since September 2014)

David P. Tomick Lead Independent Director Audit Committee (Chair), Nominating and Corporate Governance Committee Director since July 2020 (Director of ERI since September 2014)

5

BOARD COMPOSITION AND NOMINATION PROCESS

OUR BOARD OF DIRECTORS

During 2022, our Board consisted of Gary L. Carano, Bonnie S. Biumi, Jan Jones Blackhurst, Frank J. Fahrenkopf, Don R. Kornstein, Courtney R. Mather, Sandra D. Morgan, Michael E. Pegram, Thomas R. Reeg and David P. Tomick. Ms. Morgan resigned as a Member of the Board effective July 15, 2022, following her appointment as President of the Las Vegas Raiders of the National Football League.

Below is information as of April 17, 2023 concerning the business experience and qualifications of each of our 2023 director nominees.

6	2023 PROXY STATEMENT

DIRECTOR NOMINEES

     Age: 71

     Director Since: July 2020 (Director of

     ERI since September 2014)

     Committees: None

EXPERIENCE

Mr. Carano has been Executive Chairman of our Board since July 2020 and was Executive Chairman of ERI from September 2014 until July 2020, and Chief Executive Officer of ERI from September 2014 until December 31, 2018, when he became Executive Chairman. Previously, Mr. Carano served as President and Chief Operating Officer of Eldorado Resorts LLC from 2004 to September 2014, and as President and Chief Operating Officer of Eldorado HoldCo LLC from 2009 to September 2014. Mr. Carano served as the General Manager and Chief Executive Officer of the Silver Legacy Resort Casino from its opening in 1995 to September 2014. Mr. Carano serves on the board of directors of Recreational Enterprises, Inc., a less than 5% shareholder of the Company. Mr. Carano has served on a number of charitable boards and foundations in the state of Nevada. Mr. Gary L. Carano is Mr. Anthony L. Carano’s father.

QUALIFICATIONS

Mr. Carano brings to the Board extensive experience in the gaming and hospitality industry and deep familiarity with the business of the Company.

     Age: 61

     Director Since: July 2020 (Director
     of ERI since May 2017)

     Committees: Audit

EXPERIENCE

Ms. Biumi has served on the Board since July 2020 and served on the board of ERI from May 2017 until July 2020. Ms. Biumi was President and Chief Financial Officer of Kerzner International Resorts, a developer, owner and operator of destination resorts, casinos and hotels, from 2007 to 2012. Previously, she held senior level financial positions at NCL Corporation, Ltd., Royal Caribbean Cruises, Ltd., Neff Corporation, Peoples Telephone Company, Inc. and Pricewaterhouse. Ms. Biumi was a member of the board of directors of Isle of Capri Casinos, Inc. from 2012 to 2017, Home Properties, Inc., from 2013 to 2015 and Retail Properties of America, Inc. from 2015 to 2021, all publicly traded companies. Ms. Biumi serves on the board of Kite Realty Trust Group, a publicly traded company, and on the boards of Virgin Cruises Limited and Virgin Cruises Intermediate Limited, both private companies. She is a Certified Public Accountant.

QUALIFICATIONS

Ms. Biumi brings to the Board important perspectives with respect to leadership, financial and risk management and has extensive experience in corporate finance and accounting, investor relations, capital and strategic planning, mergers and acquisitions, as well as service on the boards of other public companies.

7

     Age: 74

     Director Since: July 2020

     Committees: Corporate Social
     Responsibility (Chair)

EXPERIENCE

Ms. Jones Blackhurst served as a director of Former Caesars from October 2019 until the Merger in July 2020, at which time she joined the Board. Ms. Jones Blackhurst served as Executive Vice President, Public Policy and Corporate Responsibility of Former Caesars from May 2017 through September 2019. Ms. Jones Blackhurst also served as Executive Vice President of Communications and Government Relations of Former Caesars from November 2011 until May 2017 and as Senior Vice President of Communications and Government Relations of Former Caesars from November 1999 to November 2011. Ms. Jones Blackhurst has over 20 years of experience in the gaming industry and has played a key role in innovating responsible gaming programs that are now used throughout the industry. Ms. Jones Blackhurst serves as the Chairwoman of the Public Education Foundation. She also became Chief Executive-In-Residence of the UNLV International Gaming Institute, where she was a popular faculty member and key player in the “Expanding the Leaderverse” initiative. She became Executive Director of the UNLV Black Fire Leadership Initiative in January 2021. She has also served as a board member of World Choice Investment, LLC since April 2023 and as a board member of Esports Entertainment Group since March 2022 where she also serves as Chair of the audit committee and a member of the compensation committee. Since February 2021, Ms. Jones Blackhurst has served as a director of Gaming & Hospitality Acquisition Corp. Prior to joining Former Caesars, Ms. Jones Blackhurst served two terms as Mayor of Las Vegas, from 1991 until 1999.

QUALIFICATIONS

Ms. Blackhurst brings to the Board significant experience in corporate social responsibility matters, including specifically within the gaming industry, including policies on responsible gaming and government relations experience.

     Age: 83

     Director Since: July 2020 (Director
     of ERI since September 2014)

     Committees: Nominating and
     Corporate Governance (Chair)

EXPERIENCE

Mr. Fahrenkopf has served on the Board since July 2020 and served on the board of ERI from 2014 until July 2020. He served as President and Chief Executive Officer of the American Gaming Association (“AGA”), an organization that represents the commercial casino-entertainment industry by addressing federal legislation and regulatory issues, from 1995 until June 2013. At the AGA, Mr. Fahrenkopf was the national advocate for the commercial casino industry and was responsible for positioning the AGA to address regulatory, political and educational issues affecting the gaming industry. Mr. Fahrenkopf is currently co-chairman of the Commission on Presidential Debates, which he founded and which conducts debates among presidential candidates. He serves as a board member of the International Republican Institute, which he founded. He also founded the National Endowment for Democracy, where he served as Vice Chairman and a board member from 1983 to 1992. Mr. Fahrenkopf served as chairman of the Republican National Committee from 1983 to 1989. Prior to his role at AGA, Mr. Fahrenkopf was a partner at Hogan & Hartson, where he regularly represented clients before the Nevada gaming regulatory authorities. Mr. Fahrenkopf served as the first Chairman of the American Bar Association Committee on Gaming Law and was a founding Trustee and President of the International Association of Gaming Attorneys. Mr. Fahrenkopf also sits on the board of directors of 12 NYSE-listed public companies: First Republic Bank, Gabelli Equity Trust, Inc., Gabelli Utility Trust, Gabelli Global Multimedia Trust, Gabelli Dividend and Income Trust, Gabelli Gold and Natural Resources, Gabelli Small & Midcap Value Fund, Gabelli Goanywhere Trust, Gabelli Natural Resources, Gold & Income Trust, Gabelli NextShares Trust, Bankcroft Fund and Ellsworth Growth & Income Trust.

QUALIFICATIONS

Mr. Fahrenkopf has been selected to serve as a director because of his extensive knowledge of gaming regulatory matters, his relevant legal experience and his experience as a public company director.

8	2023 PROXY STATEMENT

     Age: 71

     Director Since: July 2020

     Committees: Compensation (Chair),
     Nominating and Corporate Governance,
     Corporate Social Responsibility

EXPERIENCE

Mr. Kornstein is our Vice Chairman of the Board. He founded and has served as the managing member of the strategic, management and financial consulting firm Alpine Advisors LLC, an advisory firm engaged in the business of mergers and acquisitions and capital raising for companies and entrepreneurs. Mr. Kornstein served as Chairman of Caesars Entertainment U.K., Ltd. from November 2020 until its sale in July 2021. He was a director of Former Caesars from October 2017 until the Merger in July 2020, at which time he joined the Board. During his tenure, Mr. Kornstein also served as Chairman of the Transaction Committee and the Strategy & Finance Committee. Mr. Kornstein served on the board of directors of Caesars Acquisition Company from January 2014 until its merger with Former Caesars. He previously served as a non-executive director on the board of Gala Coral Group, Ltd., a diversified gaming company based in the United Kingdom, from June 2010 until its merger with Ladbrokes PLC in November 2016. He served as Chairman of the board of directors of Affinity Gaming, Inc., a casino gaming company, from March 2010 until January 2014, and Chief Restructuring Officer and Chairman of the board of directors of Bally Total Fitness Corporation. Mr. Kornstein has also served as a member of the Boards of Directors of Circuit City Stores, Inc., Cash Systems, Inc., Shuffle Master, Inc. and Varsity Brands, Inc. Mr. Kornstein served as Chief Executive Officer, President and Director of Jackpot Enterprises, Inc., which was a NYSE listed gaming company until its sale, and was an investment banker and Senior Managing Director of Bear, Stearns & Co. Inc.

QUALIFICATIONS

Mr. Kornstein brings to the Board his experience in the gaming and entertainment industries, experience as a chairman, president and chief executive officer, strategy and finance expertise and experience serving on several boards of directors.

     Age: 46

     Director Since: July 2020

     Committees: Compensation, Audit,
     Corporate Social Responsibility

EXPERIENCE

Mr. Mather served as a director of Former Caesars from March 2019 until the Merger in July 2020, at which time he joined the Board. Mr. Mather serves as CEO and CIO of Vision One, an investment fund. Mr. Mather served as Managing Director and Portfolio Manager of Icahn Capital LP, from December 2016 to March 2020, and was previously Managing Director of Icahn Capital LP from April 2014 to March 2020. Prior to joining Icahn Capital LP, Mr. Mather was at Goldman Sachs & Co. from 1998 to 2012, most recently as Managing Director responsible for Private Distressed Trading and Investing, where he focused on identifying and analyzing investment opportunities for both Goldman Sachs and clients. Mr. Mather has served as a director of Newell Brands Inc., a manufacturer and marketer of a broad range of consumer products, since March 2018. Mr. Mather was previously a director of: Cheniere Energy Inc. from May 2018 to February 2021; Conduent Inc. from December 2016 to February 2021; Herc Holdings Inc. from June 2016 to August 2019; Ferrous Resources Limited from June 2015 to July 2019; Freeport-McMoRan Inc. from October 2015 to March 2019; Federal-Mogul Holdings Corporation from May 2015 to January 2017; Viskase Companies Inc. from June 2015 to March 2016; American Railcar Industries Inc. from July 2014 to March 2016; CVR Refining LP from May 2014 to March 2016; and CVR Energy Inc. from May 2014 to March 2016. Mr. Mather holds the Chartered Alternative Investment Analyst, Chartered Financial Analyst, and Certified Financial Risk Manager professional designations.

QUALIFICATIONS

Mr. Mather brings to the Board his significant business and financial expertise and experience providing strategic advice and guidance to companies on matters such as risk management through his service as a director on various public company boards of directors.

9

     Age: 71

     Director Since: July 2020 (Director
     of ERI since September 2014)

     Committees: Compensation

EXPERIENCE

Mr. Pegram has served on the Board since July 2020 and served on the board of ERI from September 2014 until July 2020. Mr. Pegram has been a partner in the Carson Valley Inn in Minden, Nevada since June 2009 and a partner in the Bodines Casino in Carson City, Nevada since January 2007. Mr. Pegram is the managing member of Gpeg which owns and operates five casinos in the Reno and Carson City area. Mr. Pegram has more than 45 years of experience owning and operating 25 successful McDonald’s franchises. Mr. Pegram currently serves as a director of, and is the former Chairman of, the Thoroughbred Owners of California and has been the owner of a number of racehorses, including 1998 Kentucky Derby and Preakness Stakes winner, Real Quiet, 2010 Preakness Stakes winner, Lookin at Lucky, 1998 Breeders’ Cup Juvenile Fillies winner and 1999 Kentucky Oaks winner, Silverbulletday, 2001 Dubai World Cup winner, Captain Steve, and the 2007 and 2008 Breeders’ Cup Sprint winner, Midnight Lute. Additionally, Mr. Pegram served as a director of Skagit State Bancorp from April 1997 to November 2018.

QUALIFICATIONS

Mr. Pegram has been selected to serve as a director because of his extensive experience in the horse racing industry and as an investor, business owner, and director of various casino operations.

     Age: 51

     Director Since: July 2020 (Director
     of ERI since September 2014)

     Committees: None

EXPERIENCE

Mr. Reeg has served on our Board since July 2020 and served on the board of ERI from September 2014 until July 2020. Mr. Reeg served as Chief Financial Officer of ERI from March 2016 to May 2019 and became Chief Executive Officer in January 2019. Mr. Reeg served as President from September 2014 until December 31, 2018. Mr. Reeg served as a member of the board of managers of Eldorado Resorts LLC from December 2007 to September 2014, as Senior Vice President of Strategic Development for Eldorado Resorts LLC from January 2011 to September 2014 and a member of the executive committee of Silver Legacy (which is the governing body of Silver Legacy) from August 2011 through August 2014. Mr. Reeg serves on the board of directors of Recreational Enterprises, Inc., a shareholder of the Company. Mr. Reeg was a member of the board of managers of NGA HoldCo, LLC, which was a shareholder of ours, from 2007 through 2011 and served on the board of directors of Autocam Corporation from 2007 to 2010. From 2002 to 2005 Mr. Reeg was a Managing Director and portfolio manager at AIG Global Investment Group (“AIG”), where he was responsible for co-management of the high-yield mutual fund portfolios. Prior to his role at AIG, Mr. Reeg was a senior high-yield research analyst covering various sectors, including the casino, lodging and leisure sectors, at Bank One Capital Markets.

QUALIFICATIONS

Mr. Reeg has been selected to serve as a director because of his extensive financial experience and his familiarity with the business of the Company.

10	2023 PROXY STATEMENT

     Age: 71

     Director Since: July 2020 (Director
     of ERI since September 2014)

     Committees: Audit (Chair),
     Nominating and Corporate Governance

EXPERIENCE

Mr. Tomick is our Lead Independent Director and has served on the Board since July 2020 and served on the board of ERI from September 2014 until July 2020. Mr. Tomick co-founded Securus, Inc., a company involved in the GPS monitoring and Personal Emergency Response business, and served as its Chief Financial Officer from 2008 to 2010 and as its Chairman from 2010 to March 2015. From 1997 to 2004, Mr. Tomick was Executive Vice President and Chief Financial Officer of SpectraSite, Inc., a NYSE-listed wireless tower company. Mr. Tomick was, from 1994 to 1997, the Chief Financial Officer of Masada Security, a company involved in the security monitoring business and, from 1988 to 1994, the Vice President-Finance of Falcon Cable TV, where he was responsible for debt management, mergers and acquisitions, equity origination and investor relations. Prior to 1988, he managed a team of corporate finance professionals focusing on the communications industry for The First National Bank of Chicago. Mr. Tomick currently serves on the board of directors of Casalu, Inc., Gryppers, Inc., Autocam Medical and First Choice Packaging and has served on the board of the following organizations: Autocam Corporation, NuLink Digital and TransLoc, Inc.

QUALIFICATIONS

Mr. Tomick has been selected to serve as a director because of his financial and management expertise and his experience with respect to raising capital, mergers and acquisitions, corporate governance and investor relations.

11

SELECTION OF DIRECTORS

DIRECTOR NOMINATIONS—QUALIFICATIONS, SKILLS, TENURE, DIVERSITY & INCLUSION

Qualifications

The Nominating and Corporate Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Nominating and Corporate Governance Committee Charter. In identifying candidates, the Nominating and Corporate Governance Committee has the authority to engage and terminate any third-party search firm that is used to identify director candidates and has the authority to approve the fees and retention terms of any search firm. The Nominating and Corporate Governance Committee evaluates any candidate’s qualifications to serve as a member of our Board based on the totality of the merits of the candidate and not based on minimum qualifications or attributes. In evaluating a candidate, the Nominating and Corporate Governance Committee takes into account the background and expertise of individual Board members as well as the background and expertise of our Board as a whole. In addition, the Nominating and Corporate Governance Committee evaluates a candidate’s independence and his or her background and relationships, and expertise in the context of our Board’s needs.

The Nominating and Corporate Governance Committee Charter requires that the Nominating and Corporate Governance Committee ascertain that each nominee has: (i) demonstrated business and industry experience that is relevant to us; (ii) the ability to meet the suitability requirements of all relevant regulatory agencies; (iii) freedom from potential conflicts of interest with us and independence from management with respect to independent director nominees; (iv) the ability to represent the interests of shareholders; (v) the ability to demonstrate a reasonable level of financial literacy; (vi) the availability to work with us and dedicate sufficient time and energy to his or her board duties; (vii) an established reputation for good character, honesty, integrity, prudent business skills, leadership abilities and moral and ethical bearing; and (viii) the ability to work constructively with our other directors and management. The Nominating and Corporate Governance Committee may also take into consideration whether a candidate’s background and skills meet any specific needs of the Board that the Nominating and Corporate Governance Committee has identified.

Diversity and Inclusion

In recruiting and evaluating new director candidates, the Nominating and Corporate Governance Committee also considers such factors as gender and diversity. The Nominating and Corporate Governance Committee considers gender and ethnic/racial diversity because having diverse backgrounds and points of view benefits our Board and the Company. Searches for director candidates include persons who bring diversity with respect to self-identified characteristics such as gender, race, ethnicity and sexual orientation in the initial list of qualified candidates. We believe that each director contributes to the Board’s overall diversity by way of characteristics, and also by way of each director’s unique opinions, perspectives and personal and professional experiences and backgrounds.

Since the Merger, the Board has taken a number of steps to engage in outreach and develop touch points with candidates for the Board who would represent a diverse perspective and background, and will continue with these efforts. As part of this outreach, the Board has identified potential diverse candidates through a variety of channels, word of mouth, and other professional relationships. As of the date of this Proxy Statement, two of our nine director nominees self-identify as female. As of the date of the 2022 annual meeting of shareholders, the Company had one director, Ms. Sandra D. Morgan, serving on the Board who self-identified as both African American and Asian. Ms. Morgan resigned from the Board on July 15, 2022 as a result of her appointment as President of the Las Vegas Raiders of the National Football League. The Board understands the importance of maintaining a balanced level of diversity amongst its members and is committed to doing so.

Skills, Experience and Competencies

In addition to these baseline qualifications, the Nominating and Corporate Governance Committee considers such factors as industry background, financial and business experience, public company experience and other relevant education and experience. The Nominating and Corporate Governance Committee and other members of the Board believe it is important for the full Board to leverage the individual skills and experience of each director in order to fulfill its oversight role, and support the interests of shareholders as a collective body.

Below is a summary of certain skills, experience and competencies that the Board considers of particular relevance, along with an explanation as to why each such skill, experience and competency supports the overall function of the Board. The yellow shading indicates that the skill, experience or competency is of particular importance to the director’s ability to meaningfully contribute to Board discussions and deliberations, given how these skills, experience and competencies relate to our business and long-term strategies (referred to as “core competencies”).

12	2023 PROXY STATEMENT

*Operational/Executive Leadership/Public Company Leadership Experience: Experience as an executive officer, specifically at a public company, may better allow a director to understand and contribute to matters such as strategic planning, financial reporting and day-to-day operations.

*Business Development, Strategy, M&A, Real Estate/Real Estate Investment Experience: Over time, the Company has engaged in a number of strategic dispositions and acquisitions, and an understanding of M&A and other strategic investments (including those involving real estate (given the nature of our business)) will help a director evaluate the opportunities and risks associated with such transactions.

*Consumer/Hospitality/Gaming Industry Experience: Board members who have an understanding of our core businesses can provide valuable insight into how to continue to build our iconic brands and better engage with our customers and guests around the world.

Social, Governance or Diversity; Environmental/Sustainability/Climate Change Experience: Experience in these areas can help support management accountability, transparency and promotion of shareholder interests that are increasingly focused on these important issues.

*Human Capital/Talent Development Experience: Given the competitive nature of our business, experience attracting and retaining top talent can help shape the organization’s culture and assist with oversight of talent development.

*Risk Management/IT Cybersecurity Data Technology Experience: Directors who have experience managing risks associated with cybersecurity and IT functions can help provide knowledge and guidance to the board with respect to data protection and oversight of associated security risks.

*Finance/Accounting Experience: Directors who have experience with finance and accounting can help evaluate financial management, capital allocation, internal controls and reporting, which helps support risk management.

*Government, Public Policy or Regulatory Affairs/Legal Experience: Our industry is highly regulated, so directors with knowledge and experience with governmental regulations affecting our business can enhance the full board’s understanding of these matters; legal experience can assist with risk management and evaluation.

The matrix below is intended to capture the competencies of the full Board of Directors, specifically those that relate to skills, experience, expertise, and tenure, including the core competencies referred to above.

Skills, Experiences, Expertise, Tenure & Diversity

	Bonnie Biumi	Jan Jones Blackhurst	Gary Carano	Frank Fahrenkopf	Don Kornstein	Courtney Mather	Michael Pegram	Thomas Reeg	Dave Tomick

Operational/Executive Leadership/Public Company Leadership	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫

Business Development, Strategy, M&A, Real Estate/Real Estate Investment	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫

Consumer/Hospitality/Gaming Industry	⚫	⚫	⚫	⚫	⚫		⚫	⚫

Social, Governance or Diversity; Environmental/Sustainability/ Climate Change	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫

Human Capital/Talent Development;	⚫	⚫	⚫	⚫	⚫	⚫	⚫	⚫

Risk Management/IT, Cybersecurity, Data Technology	⚫	⚫		⚫	⚫	⚫		⚫	⚫

Finance/Accounting	⚫		⚫		⚫	⚫	⚫	⚫	⚫

Government, Public Policy or Regulatory Affairs/Legal		⚫	⚫	⚫	⚫			⚫	⚫

Years on the Board*	2.8	2.8	2.8	2.8	2.8	2.8	2.8	2.8	2.8

Self-Identified Age	61	74	71	83	71	46	71	51	71

Independent	Y	Y		Y	Y	Y	Y		Y

* Tenure on our Board reflects the number of years of service on the board of directors of Caesars Entertainment, Inc., the combined company that resulted from the transformative Merger in July of 2020.

13

Board Diversity Matrix as of April 17, 2023

In August 2021, the SEC approved a proposal by the Nasdaq Stock Market (the “Nasdaq”) to adopt new listing rules relating to board diversity and disclosure. As approved by the SEC, the new Nasdaq listing rules require all Nasdaq listed companies to disclose consistent, transparent diversity statistics regarding their boards of directors. The rules also require most Nasdaq listed companies to have, or explain why they do not have, at least one diverse director by December 31, 2023. Under the applicable Nasdaq rule, “diverse” includes an individual who self-identifies in one or more of the following categories: female, underrepresented minority or LGBTQ+. In this regard, Ms. Biumi and Ms. Jones Blackhurst both self-identify as female. Accordingly, the Company is in compliance with Nasdaq’s diversity requirement. The Board diversity matrix below presents the Board’s diversity statistics in the format prescribed by the Nasdaq rules.

Total Number of Directors (9)

	Female	Male

Gender:

Directors	2	7

Demographic Information:

African American or Black

Alaskan Native or Native American

Asian

Hispanic or Latinx

White	2	7

Two or more races or Ethnicities

LGBTQ+

Did not Disclose Demographic Background

SHAREHOLDER PROPOSALS FOR THE NEXT MEETING

Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), proposals of shareholders intended for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2024 must be received at our executive offices no later than [December 30, 2023]. Proponents should submit their proposals by Certified Mail-Return Receipt Requested. Proposals received after that date will be deemed untimely.

To otherwise present a timely proposal or other business for consideration by our shareholders at the annual meeting of shareholders to be held in 2024, pursuant to our current Bylaws (the “Bylaws”), a shareholder’s written notice must be delivered to or mailed and received at our principal executive offices no earlier than the close of business on [February 13], 2024 nor later than the close of business on [March 14], 2024. In addition, not less than 60 days prior to the date of the next meeting of shareholders called for the election of directors (the “Election Meeting”), a shareholder who intends to make a nomination of a candidate for election as director of the Company at the Election Meeting shall, as required by our Bylaws, deliver to our Secretary a notice setting forth (a) the name, age, business address and the residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of our capital stock which are beneficially owned by each such nominee and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the corporation, if elected. This notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statements in accordance with the rules of the SEC and shareholder nominations of director candidates which must comply with the Nominating and Corporate Governance Committee Charter described elsewhere in this Proxy Statement. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2024. Our Bylaws are posted on the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, under “Other Governance Documents”.

14	2023 PROXY STATEMENT

DIRECTOR INDEPENDENCE

For a director to be considered independent, the director must meet the bright line independence standards under the Nasdaq listing standards and the Board must affirmatively determine that the director has no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board determines director independence based on an analysis of the independence requirements of the Nasdaq listing standards. In addition, the Board will consider all relevant facts and circumstances in making an independence determination.

Our Board has affirmatively determined that each current director, except Messrs. Gary L. Carano and Reeg, is independent under the Nasdaq listing standards. In determining the independence of directors, the Board considered all commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other business and personal relationships any director may have with us.

•	Based on the Nasdaq listing standards, Messrs. Gary L. Carano and Reeg are not considered independent because of their current positions as executive officers of the Company.

•

In determining that Mr. Pegram is independent, the Board considered the personal and business relationships that Mr. Pegram has had with the Carano family for over 20 years, including co-ownership of local casinos in Northern Nevada. The Board also considered that the Company’s digital division leases space from one of Mr. Pegram’s casinos to operate a retail sportsbook. The payments made by the Company during 2022 under this lease represented approximately 0.35% of that casino’s gross revenues for 2022. Finally, the Board also considered that Mr. Pegram is an investor in a startup business with Messrs. Reeg and Tomick. The Board affirmatively determined that such relationships would not interfere with Mr. Pegram’s ability to exercise independent judgment in carrying out his responsibilities as a director.

•

In determining that Mr. Tomick is independent, the Board considered that Mr. Tomick is an investor in a start up business with Messrs. Reeg and Pegram. The Board affirmatively determined that such relationship would not interfere with his ability to exercise independent judgement in carrying out his responsibilities as a director.

•

In determining that Ms. Jones Blackhurst is independent, the Board considered Ms. Jones Blackhurst’s role as the Executive Vice President, Public Policy and Corporate Responsibility of Former Caesars from May 2017 through September 2019, and affirmatively determined that such relationship would not interfere with her ability to exercise independent judgment in carrying out her responsibilities as a director.

To effectively support its responsibilities, the Board currently has four committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Corporate Social Responsibility Committee. Each committee is currently comprised solely of independent directors and during 2022 each of our standing committees was comprised solely of independent directors. The Company also has a Compliance Committee, which is discussed in more detail below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or in 2022 was, or has previously been, an officer or employee of us or our subsidiaries. In 2022, no member of the Compensation Committee had any direct or indirect material interest in a transaction or a business relationship with us that would require disclosure under the rules of the SEC relating to disclosure of related party transactions. In 2022, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board or the Compensation Committee.

15

BOARD STRUCTURE AND RESPONSIBILITIES

BOARD LEADERSHIP STRUCTURE

Mr. Gary L. Carano is Executive Chairman of the Board, Mr. Reeg is our Chief Executive Officer (the “CEO”) and Mr. Anthony L. Carano is our President and Chief Operating Officer (the “COO”). In these roles, Messrs. Reeg and Anthony L. Carano have general charge and management of our affairs, property and business, while Mr. Gary L. Carano provides independent oversight of senior management and Board matters and serves as a valuable bridge between our Board and our management. In addition, the Executive Chairman provides guidance to the CEO, sets the agenda of the Board in consultation with the CEO and Lead Independent Director and presides over meetings of shareholders and the Board.

Mr. Tomick is our Lead Independent Director. He has, in addition to the powers and authorities of any member of the Board, the power and authority to chair executive sessions and to work closely with the Executive Chairman in determining the appropriate schedule for the Board meetings. In his role as Lead Independent Director, Mr. Tomick serves as a liaison between the independent directors, Executive Chairman and CEO and leads the Board’s evaluation of the Executive Chairman and CEO. Mr. Tomick also is responsible for being available for consultation and direct communication with major shareholders and responding directly to shareholder questions, as appropriate. The Lead Independent Director position is at all times held by a director who is “independent” as defined in Nasdaq Rule 5605(a)(2).

Mr. Kornstein is our Vice Chair. In his role as Vice Chair, Mr. Kornstein is tasked with providing an additional layer of independent leadership relating to Board matters, including reviewing and approving meeting agendas and overseeing the quality, quantity and timeliness of information sent to the Board. As part of his Vice Chairman duties, and given his extensive industry experience, Mr. Kornstein provides management and the Board with valuable insights and guidance with respect to strategic initiatives, transaction structuring, governance practices, industry-specific regulatory considerations, tax matters, stakeholder relationships and crisis management oversight, to the extent applicable. This includes being available to provide mission-driven leadership for various financial transactions and operating projects and to provide an enhanced level of input and evaluation with respect to strategic initiatives and other operational matters, as well as providing an independent perspective that is rooted in both industry and tactical business experience. Mr. Kornstein’s deep industry relationships and capital markets knowledge complement his public company board and chief executive experiences and qualify him to serve the Company in several capacities beyond those expected of other independent directors.

The Board believes that this leadership structure is appropriate at this time. Although the roles of CEO and Chairman of the Board are currently separate, the Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board, as the Board believes it is in our best interests and the best interests of our shareholders to make that determination based on the position and direction of our Company and the composition of the Board. Maintaining a position of Lead Independent Director and an independent Vice Chair provides an extra layer of independent oversight, and we believe this structure facilitates independent oversight of management while fostering effective communication between our management and the Board.

RISK MANAGEMENT & OVERSIGHT

Our Board as a whole oversees risks related to our company and business strategies and operations, exercising this responsibility by considering the risks related to its decision making. Our Board has delegated certain elements of its risk oversight responsibility to its committees to better coordinate with management, and has retained oversight of certain elements of risk where appropriate. The committees report their findings to the full Board on a regular basis. In addition, at its meetings, the Board discusses the risks that we face, including those management has highlighted as the most relevant risks. Furthermore, the Board’s oversight of enterprise risk involves an assessment of the risks inherent in our long-term strategies, as well as other matters brought to the attention of the Board. We believe that the structure and experience of our Board allows our directors to provide effective oversight of risk management.

The Board recognizes that the Board and management are responsible for identifying and attempting to mitigate risks that could cause significant damage to our business or shareholder value. The risks facing us, as outlined in the Risk Factors section of our Annual Report on Form 10-K, include risks associated with our financial position, liquidity, cybersecurity and data privacy, operating performance, ability to meet our debt and master lease obligations and regulations applicable to our operations and compliance therewith.

16	2023 PROXY STATEMENT

Below is a list of the risk management responsibilities of each of our Board committees:

Audit Committee

•  Managing risk associated with financial reporting processes, financial statements, and internal controls

•  Managing risks associated with significant financial and accounting policies

•  Overseeing effectiveness of management’s processes that monitor and manage other key business risks

Compensation Committee

•  Managing risks associated with compensation structure, benefit plans and programs

•  Monitoring the Company’s compliance with SEC rules and regulations regarding shareholder approval of certain executive compensation matters

•  Monitoring the relationship between risk management policies and compensation programs and practices

•  In consultation with the Corporate Social Responsibility Committee, managing risks associated with human capital management oversight

Nominating and Corporate Governance Committee

• Managing risks associated with corporate governance practices • In consultation with the Board, succession planning for the CEO and key executive officers

Corporate Social Responsibility Committee

Managing risks associated with:

• Climate change

• Responsible gaming

• Team Member and customer well-being

• Maintaining sustainable operations

• Diversity equity and inclusion

• Human capital management oversight

Compliance Committee

As a publicly traded corporation registered with and licensed by multiple regulatory bodies and as required by the Mississippi Gaming Commission, Nevada Gaming Commission and New Jersey Casino Control Commission, we maintain a Compliance Committee which implements and administers our Compliance Plan. The Compliance Committee’s duties include investigating key team members, vendors of goods and services, sources of financing, consultants, lobbyists and others who wish to do substantial business with us or our subsidiaries and making recommendations to our management concerning suitability. Our Compliance Committee currently includes independent directors Messrs. Fahrenkopf and Pegram, and non-director members Mr. A.J. “Bud” Hicks (who serves as the Chairperson and an independent member of the Compliance Committee), Mr. Anthony L. Carano, Ms. Stephanie Lepori (who serves as the Chief Administrative and Accounting Officer) and Mr. Jeffrey Hendricks (who serves as the Compliance Officer). Mr. Quatmann also serves as an ex-officio member of the Compliance Committee. The Compliance Committee held four meetings in 2022.

The Compliance Committee is responsible for overseeing risks associated with our gaming activities and regulatory compliance.

17

CYBERSECURITY OVERSIGHT

The Board is responsible for reviewing our cybersecurity risk profile and is regularly updated by our Senior Vice President of Information Technology (who also serves in the role of Chief Information Security Officer) on cybersecurity risks and threats. The Company has not experienced a material information security breach in the past three years. To manage our cybersecurity risk profile and increase our security posture against emerging threats, we do the following:

•

We currently follow the National Institute of Standards and Technology’s Cybersecurity Framework for Compliance Controls and are in the process of migrating from a strictly compliance-based framework to a risk-aware maturity framework.

•

We are migrating key portions of our network toward a so-called “Zero Trust” model as defined in National Institute of Standards and Technology Special Publication 207 and (U)ZT_RA_v1.1(U) “Department of Defense (DOD) Zero Trust Reference Architecture”.

•

We maintain a robust cybersecurity incident response plan that provides a documented framework for handling high and low severity security incidents and facilitates coordination across multiple parts of the business.

•	We routinely perform attack and response simulations at the technical level and annually execute tabletop response exercises at the management level.

•	We utilize external third-party expertise to audit and test our entire cybersecurity program as required by state-specific regulations and best practices.

•	We maintain a formal information security training program for all team members as well as supplemental training on specific matters such as phishing and email security best practices.

The Board has determined that retaining responsibility for risks related to cybersecurity oversight is appropriate, given the complexity of the risks associated with cybersecurity and the attention required to appropriately review and monitor such risks. The full Board lends its collective experience and attention to discussing and overseeing potential risks identified by management and stays up to date on management’s risk-mitigation processes related to cybersecurity.

EXECUTIVE SESSION AND MEETING ATTENDANCE

Our Corporate Governance Guidelines provide that the independent directors must meet at least twice annually in executive session and that independent directors will have the opportunity to convene in executive session at every meeting of the Board, in their discretion. Our independent directors met during in-person executive sessions, without management present, at four regularly scheduled in-person Board meetings during 2022.

During 2022, our Board held seven meetings and also acted by unanimous written consent seven times. Each incumbent director attended 100% of the Board meetings and meetings of the committees of the Board on which such director served during 2022 and that were held during the period for which he or she served as a director or as member of such committee. In addition to Board and committee meetings, directors are encouraged to attend our annual meeting of shareholders. Messrs. Gary L. Carano, Reeg and Kornstein attended our 2022 annual meeting of shareholders.

BOARD OVERSIGHT

General. Our Board provides the ultimate oversight of the Company and oversees and advises members of management who are responsible for the day-to-day operations and management of the Company. The Board has developed a number of specific expectations of its directors, set forth in the Company’s Corporate Governance Guidelines, to promote the discharge of the Board’s responsibilities and the efficient conduct of the Board’s business.

Management Succession Planning. In consultation with the Board, the Nominating and Corporate Governance Committee periodically reviews and makes recommendations to the Board regarding formal and informal policies and procedures as it deems appropriate regarding succession plans in the event of the retirement, death, incapacity, emergency or other eventuality with respect to the CEO, as well as succession plans for other senior management positions. The Company has a formal CEO and key executive officer succession plan. The plan is evaluated by the Nominating and Corporate Governance Committee from time to time (at least annually) and the Nominating and Corporate Governance Committee provides reports to the Board.

18	2023 PROXY STATEMENT

Code of Ethics and Business Conduct. We have adopted a Code of Ethics and Business Conduct (the “Code”), which includes our Conflicts of Interest Policy, applicable to all directors and team members, including the CEO, Chief Financial Officer (the “CFO”) and Chief Administrative and Accounting Officer. The Code is posted on the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, under “Other Governance Documents”, and a printed copy will be delivered on request by writing to the Corporate Secretary at Caesars Entertainment, Inc. c/o Corporate Secretary, 100 West Liberty Street, 12th Floor, Reno, Nevada 89501. We intend to satisfy the disclosure requirement regarding certain amendments to, or waivers from, provisions of the Code by posting such information on our website.

CORPORATE SOCIAL RESPONSIBILITY

Our Board and executive officers view corporate social responsibility (“CSR”) as an integral element in the way we do business, in the belief that being a good corporate citizen helps protect the Company against risk, contributes to improved performance and helps foster positive relationships with all those with whom we connect. The Board and our executive management are committed to being an industry leader in CSR (which includes diversity, equity and inclusion (“DEI”), social impact and environmental sustainability). In 2022, the Board and our leadership continued to engage with our CEO-level external CSR Advisory Board comprised of experts representing environmental, social and governance (“ESG”), DEI, sustainability and social impact, and used their guidance to confirm our CSR priorities. These priorities are reflected in our 13th annual CSR report, published in 2022 in accordance with Global Reporting Initiative Standards.

CSR Committee of the Board

Led by our Corporate Social Responsibility Committee, our Board oversees the Company’s CSR initiatives.

Code of Commitment

The Company is committed to being a responsible corporate citizen and environmental steward through our CSR strategy, PEOPLE PLANET PLAY. This is reflected in our Code of Commitment which is our public pledge to our guests, Team Members, communities, business partners and all those we reach that we will honor the trust they have placed in us through ethical conduct and integrity. We commit to:

•	PEOPLE: Supporting the wellbeing of our Team Members, guests and local communities.

•	PLANET: Taking care of the world we all call home.

•	PLAY: Creating memorable experiences for our guests and leading responsible gaming practices in the industry.

PEOPLE PLANET PLAY STRATEGY

Our PEOPLE PLANET PLAY strategy defines how we meet the obligations of our Code of Commitment and is aligned with global priorities articulated by the United Nations as the Sustainable Development Goals. PEOPLE PLANET PLAY establishes multi-year targets in key areas of impact, including science-based greenhouse gas (“GHG”) emissions-reduction, formally approved by the Science Based Targets Initiative (“SBTi”), aligning with global best practices on climate change action. In early 2022, we conducted a comprehensive CSR assessment to evaluate our assumptions. We also used the assessment period to review our business transformations following the COVID-19 pandemic, along with expectations related to social justice and CSR. With the help of an external specialist, our assessment gathered input from internal and external stakeholders, reviewed multiple industry and ESG disclosures, standards and frameworks and yielded 21 material topics. This process allowed us to reassess the role our business plays in society, the way we impact people and the environment and the needs of our stakeholders. Our materiality assessment is available on the “ESG Resource Hub” page of our website located at https://investor.caesars.com/esg-hub/esg-resource-hub, under “ESG Disclosures”.

Responsible Gaming and Compliance

For more than thirty years, Caesars has maintained its Responsible Gaming (“RG”) program. We train tens of thousands of Team Members each year and a cadre of RG Ambassadors throughout our properties to identify guests in need of assistance and provide support. In recent years, we have contributed to the National Center for Responsible Gaming, the National Council on Problem Gaming and other state programs to help advance responsible practices in the gaming industry. Our newly expanded digital segment (“Caesars Digital”) also maintains responsible gaming programs tailored to each state in which it operates and offers users in-application RG tools such as time on device restrictions and wagering limits.

We maintain a comprehensive risk-based Bank Secrecy Act (“BSA”) and Anti-Money Laundering (“AML”) program. It includes strong governance and effective internal controls and procedures to comply with applicable

19

BSA requirements, regulatory guidance and any related laws, and to take measures to prevent its affiliated casinos from being used for money laundering or other criminal activity. Execution of the program is governed with reference to the Financial Crimes Enforcement Network’s guidance on the Culture of Compliance. Our internal AML Policy, Know Your Customer Policy and BSA Identification Policy outline our AML Program and set the minimum standards for the related procedures and internal controls of our casino affiliates. Team members are required to complete annual trainings related company policies, including AML.

We also maintain the Code, which includes standards designed to deter wrongdoing and to promote, amongst other standards, honest and ethical conduct and full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC. Our Chief Legal Officer serves as the compliance officer of the Code and we provide periodic training regarding the contents and importance of the Code.

We also maintain an Amended and Restated Gaming Compliance Plan (the “GC Plan”), which is approved by various gaming regulators. The GC Plan is designed to implement procedures to enhance the likelihood that no activities of the Company or any affiliate of the Company will impugn our reputation and integrity. The GC Plan also establishes a Compliance Committee that assists the Company in implementing its strict policy that its business be conducted with honesty and integrity, and in accordance with high moral, legal and ethical standards. Our Senior Vice President & Assistant General Counsel – Regulatory & Compliance serves as the Compliance Officer as defined by the GC Plan.

Environmental Stewardship

We take a proactive approach to environmental sustainability through our CodeGreen strategy established by Former Caesars in 2007, striving to improve our performance across energy and GHG emissions efficiencies, reduction of water consumption and increasing diversion of waste from landfills. The Company recognizes the impact climate change can play both on our business and the guests we serve. Identifying, assessing, and managing the risks and opportunities therefore plays a vital role in our long-term strategic thinking on climate and water, and how we approach our CSR goals. Former Caesars adopted Science Based Targets (“SBTs”) as part of its strategy to reduce environmental impact. These targets, approved to be in line with well below 2 degrees Celsius per SBTi, are (i) reducing absolute Scope 1 and 2 GHG emissions by 35% by 2025, and 100% by 2050, from a 2011 base-year and (ii) having 60% of suppliers by spend institute science-based GHG reduction targets for their operations by 2023. In 2023, we expect to establish a new baseline to reaffirm GHG emission reduction goals as a combined company, while increasing our ambition to meet a 1.5-degree reduction target. We modeled our GHG emissions data to create an estimate for 2018 and prior years back to 2011. This enabled us to compare our progress against our SBTs using actual data against a modeled 2011 base year. Between 2011 and 2021, Caesars estimated a reduction in absolute Scopes 1 and 2 GHG emissions of 33.9%. Caesars is pursuing renewable energy sources and low-carbon options, including on site solar developments. Our long-term goals include a continued focus on energy efficiency and conservation as well as evaluating renewable energy supply opportunities for each of our properties in pursuit of our forthcoming SBTs.

We voluntarily participate in the CDP (formerly the Carbon Disclosure Project), an international nonprofit that runs a global disclosure system for investors, companies, and regions to manage their environmental impacts. In 2022, Caesars achieved A-List status for both climate change and water security and in 2021 earned a spot on the Supplier Engagement Leaderboard from CDP. Less than 3% of companies assessed by CDP in 2022 made the A List for either climate change or water security.

We are engaged in extensive waste reduction efforts across our facilities, including recycling, food donation, and manure composting. In 2021, we diverted 40% of our total waste from landfills.

Community Investment

We contribute to our local communities to help them develop and prosper, through funding community projects, Team Member volunteering and cash donations from the Caesars Foundation, a private foundation funded from our operating income. In 2022, the Caesars Foundation contributed $3.3 million to communities across the United States. The Caesars Foundation also continued to support significant national relationships that support DEI. During 2022, our Team Members volunteered over 75,000 hours through the HERO program.

Many of our community partners are long-term collaborations. For example, in 2022 we celebrated the 20th anniversary of our partnership with Meal on Wheels America working together to combat the issues of senior hunger and isolation. We also implemented an expanded partnership with Boys and Girls Club of America supported by a $500,000 grant from the Caesars Foundation to support the mission of enabling young people to reach their full potential as productive, caring, responsible citizens.

20	2023 PROXY STATEMENT

We seek to encourage DEI dialogue in our communities as part of our advocacy approach to raise awareness. In 2022, we hosted a DEI Summit bringing together corporate and nonprofit partners and suppliers in supporting and promoting efforts to advance DEI initiatives. The Summit included several educational sessions, keynotes and panel discussions led by notable DEI leaders and practitioners, as well as a panel discussion involving diverse suppliers.

Diversity, Equity and Inclusion

We embrace diversity and aim to create an inclusive working environment that celebrates all our Team Members as individuals. Our DEI framework identifies five pillars of activity—advocacy, Team Members, suppliers, communities and guests—for a holistic approach to embedding DEI in everything we do. We publish our DEI data in our annual CSR report (described below).

We set targets to increase the representation of women and people of color in leadership roles (supervisory and above). Our 2025 goals outlined 50% of management roles to be held by women in both the mid-level and senior leadership populations, and 50% of leadership roles to be held by people of color. We also committed to increase the representation of people of color in senior leadership roles by 50%. As of December 31, 2022, 45% of mid-level roles and 30% of senior leadership roles in the Company are held by women. Additionally, 43% of leadership roles are held by people of color and the representation of people of color in senior leadership positions has increased by 106%.

Team Member Engagement, Compensation, Benefits, Development, Safety and Wellbeing

We strive to inspire our Team Members through our mission, vision and values, and our Code of Commitment (described below). To evaluate our Team Member experience and our retention efforts, we monitor a number of Team Member measures, such as turnover rates and Team Member satisfaction. In 2021, we implemented new Team Member experience surveys to help us further understand the drivers of engagement and areas where we can improve. These surveys are completed on a regular basis alongside additional surveys targeted at specific events within a Team Member cycle, including new hires, anniversary milestones and exit inquiries.

Our compensation and benefits programs are designed to attract, retain and motivate our Team Members. In addition to competitive salaries and wages, we provide a variety of short-term, long-term and incentive-based compensation programs to reward performance relative to key metrics relevant to our business. We offer comprehensive benefit options including, but not limited to, retirement savings plans, health insurance coverage (including medical, mental health, dental, vision and pharmacy), parental leave, educational assistance, training opportunities, company-paid life insurance and an employee assistance program.

We place utmost importance on creating a safe workplace for our Team Members, embedding procedures so that all our Team Members have the awareness, knowledge and tools to make safe working a habit.

We also maintain a wellness program to help our Team Members improve their health and wellbeing. This program has demonstrated improved health metrics for participating Team Members and their covered family members helping reduce the cost of healthcare for Team Members and for the Company. In 2022, we consolidated our group health plans and made significant enhancements to our offerings and wellness program including a wide range of affordable options, mental health initiatives and expanded onsite and virtual primary care clinics across the US.

CORPORATE GOVERNANCE GUIDELINES

The matters discussed above reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Corporate Governance Guidelines contain provisions addressing the following matters, among others:

•	Board size;

•	Director qualifications and membership criteria;

•	Director independence;

•	Director responsibilities;

•	Board meetings and attendance and participation at those meetings;

•	Board committees;

•	Executive sessions;

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•	Director orientation, training and continuing education;

•	Director compensation;

•	Performance evaluation of the Board and its committees; and

•	Public interactions.

Learn more about our governance practices, procedures and philosophies by visiting the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, where you will find our Corporate Governance Guidelines, committee charters and other important governance documents. We intend to disclose any future amendments to the Corporate Governance Guidelines on our website.

COMMITTEES OF THE BOARD

Shortly following the Merger, the Board’s standing committees were re-constituted because of the change in Board membership effectuated by the Merger, and the Board elected a new independent chair of the Compensation Committee. In addition, the Board formed a new Corporate Social Responsibility Committee as a standing committee of the Board and elected an independent chair to that committee. The Board has determined that each committee member is independent as defined in the Nasdaq listing standards. The Board has adopted a written charter for each of these committees. The charter for each of these committees is available on the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, under “Committee Charters”.

The chart below reflects the composition of the standing committees of our Board as of the date of this Proxy Statement:

NAME	AUDIT	COMPENSATION	CORPORATE SOCIAL RESPONSIBILITY	NOMINATING AND CORPORATE GOVERNANCE

Bonnie S. Biumi	•

Jan Jones Blackhurst			Chair

Frank J. Fahrenkopf				Chair

Don R. Kornstein		Chair	•	•

Courtney R. Mather	•	•	•

Michael E. Pegram		•

David P. Tomick	Chair			•

22	2023 PROXY STATEMENT

Audit Committee

4 MEETINGS IN 2022 In addition to formal meetings, the Audit Committee acted by unanimous written consent on one occasion during 2022.
MEMBERS Biumi Mather Tomick (Chair)

INDEPENDENCE

Ms. Biumi and Messrs. Mather and Tomick are independent as independence is defined under the Nasdaq listing standards.

AUDIT COMMITTEE FINANCIAL EXPERT

Our Board has determined that Ms. Biumi and Messrs. Tomick and Mather each qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

The purpose of the Audit Committee is to oversee our corporate accounting and financial reporting processes and the audits of our financial statements; provide an avenue of communication among our independent auditors, management, our internal auditors and our Board; and prepare the Audit Committee Report required by the SEC to be included in our annual proxy statement or annual report on Form 10-K. The principal duties and responsibilities of our Audit Committee are to oversee and monitor the following:

• Preparation of the annual Audit Committee Report to be included in our annual proxy statement;

• Our financial reporting process and internal control system;

• The integrity of our financial statements;

• The independence, qualifications and performance of our independent auditor;

• The performance of our internal audit function;

• Our compliance with legal, ethical and regulatory matters; and

• Risks that may have a material impact on the financial statements or the Company’s policies and procedures and internal controls.

The Audit Committee investigates any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

23

Compensation Committee

4 MEETINGS IN 2022 In addition to formal meetings, the Compensation Committee acted by unanimous written consent on two occasions during 2022.
MEMBERS	INDEPENDENCE
Kornstein (Chair) Mather Pegram	Messrs. Kornstein, Mather and Pegram are independent as independence is defined under the Nasdaq listing standards.

Our Compensation Committee is responsible for designing, approving and evaluating the administration of our compensation plans, policies and programs.

The Compensation Committee makes recommendations (and, where appropriate, makes determinations) with respect to salaries, bonuses, equity awards and deferred compensation plans for our named executive officers (the “NEOs”) as well as the policies underlying the methods by which we compensate our executives. The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated Compensation Committee members to perform certain of its duties on its behalf, including, to the extent permitted by applicable law, the delegation to a subcommittee of one director the authority to grant stock options and equity awards. The Compensation Committee reviews the recommendations of our CEO with respect to individual elements of the total compensation of our executive officers (other than the CEO) and key management. The Compensation Committee delegated authority to Mr. Reeg to grant equity awards to team members who are not executive officers or officers subject to Section 16(a) of the Exchange Act in an aggregate amount not to exceed $10,000,000 (based on fair market value as of the grant date) for the 2022 calendar year.

It is the responsibility of the Compensation Committee to review our compensation policies and practices in the context of their potential encouragement of excessive risk-taking behavior. We believe that any risks arising from our current compensation policies and practices are not reasonably likely to have a material adverse effect on us. As described in the section entitled “Compensation Discussion and Analysis”, we continue to review and develop our compensation policies with the objective of ensuring that management incentives promote disciplined, sustainable achievement of our long-term goals.

Each year the Compensation Committee reviews whether the work of the Company’s compensation consultant raises any conflicts of interest, including by evaluating the six independence factors under the Nasdaq listing rules.

24	2023 PROXY STATEMENT

Corporate Social Responsibility Committee

4 MEETINGS IN 2022
MEMBERS Blackhurst (Chair) Kornstein Mather	INDEPENDENCE Ms. Blackhurst, and Messrs. Kornstein and Mather are independent as independence is defined under the Nasdaq listing standards.

The purpose of the Corporate Social Responsibility Committee is to assist the Board in fulfilling its responsibilities related to oversight of the Company’s sustainability risks and opportunities and ESG issues, also encompassing DEI. The committee’s scope includes public policy, regulatory environments, corporate responsibility programs (including responsible gaming) and issues that may, in the view of the committee, affect the business, shareholder value, or other stakeholders from a sustainability and a DEI perspective. The committee is tasked with providing guidance to the Board and/or other Board committees, set direction, and oversee corporate responsibility programs.

The principal duties and responsibilities of the Corporate Social Responsibility Committee are as follows:

• Define and oversee the company’s business purpose, value or mission statements, strategies, policies, and goals related to environmental sustainability, responsible gaming, and DEI topics;

• Create programs to develop the collective knowledge, skills, and experience of Board members on sustainability and ESG trends, regulation, risks, opportunities and peer performance;

• Review the company’s annual CSR report and other related disclosures, such as CDP climate and water reporting, policies and position statements, as needed, and recommend changes to the Board; and

• Oversee the Company’s efforts to proactively promote DEI, and intentionally combat unconscious bias and promote conscious inclusion within all levels of the company.

Nominating and Corporate Governance Committee

4 MEETINGS IN 2022
MEMBERS	INDEPENDENCE
Fahrenkopf (Chair) Kornstein Tomick	Messrs. Fahrenkopf, Kornstein and Tomick are independent as independence is defined under the Nasdaq listing standards.

The primary purposes and responsibilities of the Nominating and Corporate Governance Committee are to (1) identify and vet individuals qualified to become directors, consistent with the criteria approved by our Board set forth in the Nominating and Corporate Governance Committee Charter, (2) nominate qualified individuals for election to the Board at the next annual meeting of shareholders and (3) in consultation with the Executive Chairman of the Board, review the operational relationship of the various committees of the Board as set forth in the Nominating and Corporate Governance Committee Charter.

25

BOARD ACCOUNTABILITY AND PROCESSES

COMMUNICATIONS WITH THE BOARD

Shareholders may communicate with the Board by sending written correspondence to the Chairman of the Nominating and Corporate Governance Committee at the principal executive office located at: Caesars Entertainment, Inc. 100 West Liberty St., 12th Floor, Reno, NV 89501, Attention: Corporate Secretary. The Chairman of the Nominating and Corporate Governance Committee and his or her duly authorized representatives is responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Corporate Secretary is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board, (ii) one or more Board members and/or (iii) other individuals or entities.

DIRECTOR ORIENTATION AND EDUCATION

The Board has delegated to the Nominating and Corporate Governance Committee the task of monitoring, in consultation with the Executive Chairman of the Board and with the support of management, the orientation program for new directors and continuing training/education programs for all directors. Directors are expected to undertake continuing training/education to perform their duties. Management of the Company will coordinate with the Board in preparing educational and training sessions for directors on matters relevant to the Company’s operations and plans.

DIRECTOR REFRESHMENT AND PERFORMANCE EVALUATION

The Company does not have a retirement policy or a tenure limit for members of the Board at this time. The Board believes that regularly adding new members to the Board while maintaining knowledge of longer tenured members is an appropriate mechanism to maintain an engaged, knowledgeable and vibrant Board. Three of our seven independent directors have joined the Board within the past five years.

The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, conducts annual evaluations/assessments of each of the Board’s members and respective committees. The assessments include an evaluation of each director’s individual skills and contributions to the Board. Please refer to the section titled “Selection of Directors - Qualifications, Skills, Tenure, Diversity & Inclusion” for additional details on the individual skills of each director nominee. The Nominating and Corporate Governance Committee expects to engage a third party to conduct such evaluations on a regular every-three-year basis.

26	2023 PROXY STATEMENT

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay”, gives shareholders the opportunity, on an advisory basis, to approve, reject or abstain from voting with respect to such proposal. At the Company’s 2021 annual meeting of shareholders, our shareholders approved, on an advisory basis, to conduct say-on-pay votes on an annual basis (a “say on frequency” vote). Therefore, unless and until our Board decides otherwise, we will continue to hold say-on-pay votes on an annual basis (with the next such vote occurring after the 2023 Annual Meeting to occur at the 2024 annual meeting of shareholders). Unless the Board determines otherwise, the next say-on-frequency vote will occur at the 2027 annual meeting of shareholders.

Our executive compensation program is designed to enhance shareholder value by focusing on the specific performance metrics that drive enterprise value, attract, motivate and retain highly-qualified executives committed to the Company’s long-term success and provide competitive salaries relative to their peers. To that end, we provide a program of cash and equity-based awards to promote executive continuity, to align the interests of the Company’s executives with those of our shareholders and to reward executives for superior performance, as measured by both financial and nonfinancial metrics.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 29, which describes the Company’s executive compensation programs and the decisions made by the Compensation Committee and the Board with respect to the year ended December 31, 2022.

The Board is asking shareholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained therein, is hereby approved.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; it will not create or imply any change to the fiduciary duties of, or create or imply any additional duties for, the Company, the Board or the Compensation Committee; and it will not restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to executive compensation. Although non-binding, the Board and the Compensation Committee will review and consider the voting results in their entirety when making future decisions regarding our executive compensation program.

27

EXECUTIVE OFFICERS

Executive officers serve at the discretion of our Board and hold office until their successors are duly elected and qualified or, if earlier, until their death, resignation or removal. Our executive officers as of the date of this Proxy Statement are:

NAME	POSITION

Gary L. Carano	Executive Chairman of the Board

Thomas R. Reeg	Chief Executive Officer and member of the Board

Bret Yunker	Chief Financial Officer

Anthony L. Carano	President and Chief Operating Officer

Edmund L. Quatmann, Jr.	Chief Legal Officer

Stephanie Lepori	Chief Administrative and Accounting Officer

Josh Jones	Chief Marketing Officer

For the background and biographical information of Mr. Gary L. Carano and Mr. Thomas R. Reeg, each of who serve as a member of the Board, see “Corporate Governance and Board Matters - Director Nominees”, beginning on page 7.

Bret Yunker, 46, became our CFO in May 2019. Prior to joining the Company, Mr. Yunker served as a managing director of JP Morgan Chase & Co. in its Real Estate Investment Banking Group since 2013, providing advisory and capital markets execution (both debt and equity) services to clients across several sectors in the gaming industry, including casino operators, gaming equipment and system suppliers, REITs, lottery service providers and online gaming companies. Prior to joining JP Morgan Chase & Co., Mr. Yunker was employed for fourteen years in various positions at Bank of America Merrill Lynch covering gaming and leisure companies. Mr. Yunker holds a B.S. in Business Administration from the University of Southern California.

Anthony L. Carano, 41, became our President and COO in January 2019. Prior to that, he served as Executive Vice President and COO since May 2017, and Executive Vice President of Operations from August 2016 to May 2017, and Executive Vice President, General Counsel and Secretary from September 2014 to August 2016. Prior to joining the Company, Mr. Anthony L. Carano was an attorney at the Nevada law firm of McDonald Carano Wilson, LLP, where his practice was devoted primarily to transactional, gaming and regulatory law. Mr. Anthony L. Carano holds a B.A. from the University of Nevada, his J.D. from the University of San Francisco, School of Law and his M.B.A. in Finance from the University of San Francisco, School of Business. Anthony L. Carano is Gary L. Carano’s son.

Edmund L. Quatmann, Jr., 52, became our Executive Vice President, Chief Legal Officer and Secretary in May 2017. Prior to joining the Company, Mr. Quatmann served as the Chief Legal Officer and Secretary for Isle of Capri Casinos, Inc. from July 2008 until our merger with Isle of Capri in May 2017. Mr. Quatmann holds a B.S. from Purdue University and a J.D. from St. Louis University School of Law.

Stephanie Lepori, 52, became our Chief Administrative and Accounting Officer in January 2019. Prior to that, Ms. Lepori held a number of management-level positions with the Company, including as Chief Accounting Officer. Ms. Lepori has more than two decades of experience in finance and gaming and has been with the Company since 1995, beginning with the opening of Silver Legacy Casino Resort in Reno. Prior to joining the Company, Ms. Lepori began her career with Arthur Anderson LLP in Las Vegas. Ms. Lepori earned a B.S. Degree in Accounting and Magna Cum Laude and Phi Beta Kappa honors from the University of Southern California. She is a Certified Public Accountant.

Josh Jones, 39, became our Chief Marketing Officer in February 2021 after serving as Senior Vice President of Operations from May 2019 through January 2021. He served as Vice President of Operations from May 2018 through April 2019 and as Vice President of Corporate Finance from January 2016 through April 2018. Mr. Jones holds a M.B.A. and a B.S. in International Business from the University of Nevada, Reno.

28	2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation philosophy provides the foundation upon which all of our compensation programs are built. Our executive compensation philosophy, and our compensation policies, plans and programs, are under the supervision of the Compensation Committee. For a description of the composition, authority and responsibilities of the Compensation Committee, see “Compensation Process” below.

EXECUTIVE SUMMARY

OUR 2022 NAMED EXECUTIVE OFFICERS (“NEOs”)

The following executive officers are our NEOs for 2022:

Thomas R. Reeg	Chief Executive Officer and member of the Board

Bret Yunker	Chief Financial Officer

Anthony L. Carano	President and Chief Operating Officer

Edmund L. Quatmann, Jr.	Chief Legal Officer

Stephanie Lepori	Chief Administrative and Accounting Officer

SIGNIFICANT BUSINESS HIGHLIGHTS

During the year ended December 31, 2022, the Company delivered strong operating results with certain record-setting quarterly results observed within our Las Vegas and Regional segments, despite the initial headwinds experienced in the first quarter of 2022 from the impact of the Omicron variant of COVID-19. Net income improved by 10% as compared to the prior year period and Adjusted EBITDA improved by 8.5% as compared to the same prior year period. These results included the first full year of operations of our expanded digital business, which included the launch of our Caesars Sportsbook app in 2021, following our acquisition of William Hill PLC on April 22, 2021. Our Caesars Digital segment also experienced negative revenues during the first quarter of 2022 as a result of significant promotions offered with the launch of the Caesars Sportsbook app in new jurisdictions, particularly in New York and Louisiana. Following the first quarter of 2022, Caesars Digital’s operations continued to improve for the remainder of 2022, nearly reaching positive net income and adjusted EBITDA during the fourth quarter.

On July 1, 2022, we completed the sale of William Hill International to 888 Holdings Plc. Net proceeds received, including the settlement of related forward contracts, was $730 million which we utilized to reduce our outstanding debt. In addition to the debt reduction associated with the proceeds from our sale, we continued to prioritize the reduction of debt utilizing free cash flows from our operations. In total, we permanently reduced total debt by over $1.2 billion during 2022. Further, we successfully extended the maturity of $7.5 billion of debt facilities maturing in 2024 and 2025 through a $3.0 billion bank syndication completed in October 2022, and $4.5 billion of debt capital markets issuance which closed in February 2023.

KEY ASPECTS OF 2022 EXECUTIVE COMPENSATION: STRONG EMPHASIS ON PERFORMANCE

Majority of CEO and NEO Total Compensation is Performance-Based

As shown in the table below, approximately 87% of our CEO’s 2022 regular annual total target compensation was variable and at-risk, with 57% being performance-based. These proportions enhance the strong link between pay and performance for our CEO and other NEOs and the alignment of interests with those of the Company and its shareholders.

In addition to regular annual compensation having a high proportion of performance-based and at-risk pay, as discussed below, in early 2022, the Compensation Committee sought to further motivate our CEO to continue the successful integration and to execute our strategy for our newly-assembled group of premier assets and to make the most of the substantial opportunity before us. To align with this goal, and to align our CEO’s interests with our shareholders, in February 2022, the Board made a one-time grant to our CEO of 100% performance-based RSUs with performance metrics consisting of three stock price hurdles requiring significant growth and dramatic stock price appreciation (the “MSUs”). Any earned MSUs will not be settled until the end of the three-year performance period, and the CEO must hold such awards for an additional one-year holding period. See “2022 One-Time Performance-Based Equity Grant to the CEO” below.

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The table below illustrates the mix of fixed base salary, annual incentive and long-term target incentive compensation we provided to our CEO in 2022, as well as a one-time MSU grant, and the high percentage that is variable and at-risk.

2022 CEO Target Total Direct Compensation

Executive	Nature of Compensation	Base Salary	Target Annual Incentive	2022 Target Long-Term Incentive: PSUs	2022 Target Long-Term Incentive: RSUs	Total

Thomas R. Reeg	Regular Annual	$2,000,000	$4,000,000	$ 4,500,000	$4,500,000	$15,000,000

% of Regular Annual Total		13%	27%	30%	30%

% of Long Term Incentive				50%	50%

	One Time Grant	—	—	$15,679,500	—	$15,679,500

Overall Total		$2,000,000	$4,000,000	$20,179,500	$4,500,000	$30,679,500

% of Overall Total		6%	13%	66%	15%

In order to reinforce the alignment of the interests of the CEO and other NEOs with those of the Company and its shareholders, the CEO and the other NEOs are subject to the Company’s stock ownership guidelines, which specify CEO ownership of Company securities having a value of five times his base salary and the other NEO ownership of Company securities having a value of four or two times their base salary, as applicable. Performance-based compensation is also subject to the Company’s clawback policy, which enables the Company to recoup amounts of excess incentive compensation in certain situations.

50% of CEO and NEO Equity Compensation is Performance-Based

In addition, 50% of our CEO’s and other NEOs’ target long-term incentive (“LTI”) annual equity grant (for Mr. Reeg, outside of the MSU grant, which was 100% performance-based) was in the form of performance-based PSUs. The PSUs are based 65% on total shareholder return (“TSR”) compared to the S&P 500 (“rTSR”), and 35% is based on Adjusted EBITDA, both measured over a three year performance period. The threshold levels of performance that must be met before any PSUs are earned are rigorous and challenging. The other 50% of our CEO’s and other NEOs’ annual LTI equity grant was in the form of RSUs, which vest over three years subject to continued employment.

The proportion of total compensation that was variable and at-risk and the performance-based metrics further enhanced the link between pay and performance for the CEO and NEOs and strengthened the alignment of the interests of the executive officers with those of our shareholders.

Short-Term Annual Cash Incentive: Challenging, Pre-Set Financial Goals; Payouts Reflecting Pay for Performance Alignment

At the beginning of 2022, we established an annual cash incentive plan target for Adjusted EBITDA that was challenging, attainable only with strong performance, and that took into account the relevant opportunities and risks, including the significant continuing headwinds we were facing.

The 2022 Adjusted EBITDA target was set at $3,893 million, a 14% increase over the level of 2021 Adjusted EBITDA determined by the Compensation Committee to have been achieved for purposes of calculating 2021 annual incentives.

The Company reported Adjusted EBITDA of $3,243 million for 2022, prior to adjustments contemplated in determining Company-wide incentive targets. Targets established by the Compensation Committee are exclusive of certain segment performance and rent paid under our Rio lease. Excluding these items, Adjusted EBITDA of $3,953 million was determined to be attained for purposes of the 2022 annual incentive plan. Based on this, the Compensation Committee determined that the Company’s achievement was 101.5% of our 2022 Adjusted EBITDA target. Based on this level of achievement, the Compensation Committee approved an annual incentive plan payout of 110.0% for each of the NEOs.

30	2023 PROXY STATEMENT

Peer Group: Rigorously Determined and Appropriate

Each year, the Compensation Committee reassesses the group of peer companies used as a reference point for evaluating executive compensation. In connection with determining the compensation of the CEO and other executive officers, in the second half of 2021, the Compensation Committee conducted a review of our peer group to ensure its continued appropriateness. The Compensation Committee gave careful consideration to the selection criteria, the range of values on such criteria and the companies included, ultimately determining that the companies listed on page 34 represented an appropriate and stable peer group. Consistent with best practices for corporate governance, the Compensation Committee has committed to review the peer group annually.

Results of 2022 Advisory Vote on Executive Compensation (“Say-on-Pay”)

The Compensation Committee and our Board considered the results of the advisory, non-binding shareholder vote to approve executive compensation presented at our 2022 annual meeting of shareholders, where approximately 90% of votes cast approved the compensation program described in our proxy statement for the 2022 annual meeting of shareholders. We currently hold such say-on-pay votes on an annual basis. The Compensation Committee takes seriously its role in the governance of our compensation programs and values thoughtful input from our shareholders, and will consider the results of future say-on-pay votes in connection with making future compensation-related decisions to the extent it deems it appropriate to do so. We believe our shareholders are supportive of our executive compensation programs, as evidenced by the high level of support these programs have received.

OUR COMPENSATION PHILOSOPHY

Our executive compensation program is designed to attract, motivate, and retain critical executive talent, and to motivate actions that drive profitable growth, enhance the Company’s status as one of the leading gaming and entertainment companies in the world, and create long-term value for our shareholders. To that end, our executive compensation program includes base salary and performance-based incentives (including both cash-based and equity-based incentives) and is designed to be flexible, be market competitive, reward achievement of challenging but fair performance criteria, and enhance stock ownership at the executive level. Our compensation philosophy is that clear, distinct and attainable goals should be established in order to enable the assessment of performance by the Compensation Committee.

Pursuant to that philosophy, the Compensation Committee is guided by the general principles that compensation should be designed to:

•	enhance shareholder value by focusing our executives’ efforts on the specific performance metrics that drive enterprise value;

•	attract, motivate, and retain highly-qualified executives committed to our long-term success;

•	assure that our executives receive reasonable compensation opportunities relative to their peers at similar companies, and actual compensation payouts that are aligned with our performance; and

•	align critical decision making with our business strategy and goal setting.

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The chart below provides an overview of each of the primary pay elements included in our executive compensation program:

IMPLEMENTING THE PHILOSOPHY

WHAT WE DO

  Maintain robust stock ownership guidelines for NEOs and directors

   Set maximum payout limits on our annual incentive plan and LTI plan awards

 Have an executive compensation clawback policy that allows us to recover excess cash and equity-based or equity-linked incentive compensation paid to executives in various circumstances, including a requirement that, in the event an NEO’s employment terminates due to the NEO’s resignation without “good reason” or by the Company for “cause” (as such terms are defined in the Executive Employment Agreements (as defined below)), prior to January 1, 2025, the NEO will be required to repay to the Company a pro rata portion of his or her one-time signing bonus paid in December 2021 (as described below)

   Set maximum amount of compensation that may be paid to any single non-employee member of the Board in respect of any fiscal year

   Retain an independent compensation consultant reporting directly to the Compensation Committee

 Enforce strict insider trading and anti-hedging policies

   Incorporate double-trigger change in control provisions that are consistent with market practices

   Perform an annual compensation program risk assessment to ensure that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company

WHAT WE DON’T DO

  No change-in-control severance multiple in excess of 2.99x annual base salary and target annual bonus

  No excise tax gross-ups for any officer

  No excessive executive perquisites

  No enhanced retirement formulas

  No minimum levels of compensation guaranteed

  No payment of dividends or dividend equivalents on unvested stock or unearned performance units

  No repricing underwater options without shareholder approval

COMPENSATION PROCESS

HOW WE DETERMINE COMPENSATION

Role of the Compensation Committee

The Compensation Committee’s primary role is to discharge the Board’s responsibilities regarding compensation decisions as they relate to our executive officers. The Compensation Committee consists of independent directors and is responsible for the oversight of our executive compensation programs. Among its duties, the Compensation Committee is responsible for:

•	reviewing and assessing competitive market data from the Compensation Committee’s independent compensation consultant;

•	reviewing and, in certain cases, approving incentive goals/objectives and compensation recommendations for directors and executive officers, including the NEOs;

32	2023 PROXY STATEMENT

•	evaluating the competitiveness of each executive officer’s total compensation package;

•	approving any changes to the total compensation package, including, but not limited to, base salary, annual incentives, long-term incentive award opportunities and payouts, and retention programs; and

•	ensuring our policies and practices relating to compensation do not encourage excessive risk-taking conduct.

Following review and discussion, the Compensation Committee may submit recommendations to the Board for approval. The Compensation Committee is supported in its work by the Chief Administrative and Accounting Officer, the Chief Legal Officer, the CFO and their respective team members (with respect to the establishment of performance metrics), and Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), the Compensation Committee’s independent compensation consultant.

Role of the Independent Compensation Consultant

The Compensation Committee retained Aon for executive compensation advisory services, namely, to conduct its annual total compensation study for executive and key manager positions. Aon reports directly to the Compensation Committee and the Compensation Committee directly oversees the work performed by, and determines the fees paid to, Aon in connection with the services it provides to the Compensation Committee. The Compensation Committee instructs Aon to give advice to the Compensation Committee independent of management and to provide such advice for our benefit and for the benefit of our shareholders. With the Compensation Committee’s approval, Aon may work directly with management on certain executive compensation matters. During 2022, Aon was engaged by the Company to provide additional services related to risk analysis, insurance coverage, healthcare and ESG services and received fees for such services of approximately $8.8 million (approximately 0.07% of Aon’s 2022 revenue). Also in 2022, Aon’s professional fees for assisting the Board with executive compensation matters for the NEOs was approximately $183,000 (approximately 0.0015% of Aon’s 2022 revenue). The Compensation Committee reviews the independence of its compensation consultant on an annual basis, taking into account a number of factors, including the six factors articulated in the Nasdaq listing standards and applicable SEC guidance, and also considered the additional services provided by Aon as described above. For 2022, the Compensation Committee determined that Aon was independent and its services to the Compensation Committee did not raise any conflicts of interest among the Compensation Committee or our management.

Specific roles of Aon include, but are not limited to, the following:

•	identifying and advising the Compensation Committee on executive compensation trends and regulatory developments;

•	providing a total compensation study for executives against peer companies and recommendations for NEO pay;

•	providing advice to the Compensation Committee on governance best practices as well as any other areas of concern or risk;

•	assisting with the development of a compensation peer group for annual executive compensation study;

•	serving as a resource to the Compensation Committee Chair for meeting agendas and supporting materials in advance of each meeting; and

•	advising the Compensation Committee on management’s pay recommendations.

Role of Management in Compensation Decision

The CEO makes recommendations to the Compensation Committee concerning the compensation of the NEOs (other than himself). In addition, the CEO, the COO, the Chief Administrative and Accounting Officer and the CFO are involved in setting the business goals that are used as the performance goals for the annual incentive plan and long-term performance units, subject to the Compensation Committee’s approval. The CEO, CFO, Chief Legal Officer and Chief Administrative and Accounting Officer work closely with the Compensation Committee, Aon and management to (i) ensure that the Compensation Committee is provided with the appropriate information to make its decisions, (ii) propose recommendations for the Compensation Committee’s consideration and (iii) communicate the Compensation Committee’s decisions to management for implementation. None of the NEOs, however, play a role in determining their own compensation and are not present at executive sessions in which their pay is discussed, recommended or approved.

Determination of CEO Pay

In an executive session without management present, the Compensation Committee reviews and evaluates CEO compensation. The Compensation Committee reviews competitive market data, as provided by Aon, and both

33

corporate financial performance and individual performance. Pay recommendations for the CEO, including base salary, incentive payments for the previous year, and equity grants for the current year, are presented to independent members of the Board. During an executive session of the Board, the Board conducts its own review and evaluation of the CEO’s performance.

Peer Companies and Competitive Benchmarking

The Compensation Committee believes that obtaining relevant market and benchmark data where the Company competes for talent is very important to making determinations about executive compensation.

Annually, the Compensation Committee reviews total compensation market data provided by Aon. The Compensation Committee reviews and approves the peer group used for comparisons prior to commencement of the pay study. Consistent with prior years, the following peer group development criteria were used to develop competitive market values to assist with fiscal year 2022 pay decisions:

•	Industry: Companies from the gaming, hospitality, hotel and leisure industries based on the Global Industry Classification System.

•	Company size: Approximately 0.4x to 3x our annual revenues, with a secondary focus on market capitalization.

•	Peers: Companies using Caesars as a peer in their compensation peer group.

•	Peers of peers: Companies used by potential peers in their peer groups.

•	Competitors: Companies that compete with Caesars for business and management talent.

•	Management and Board recommendations.

The peer group used as a reference point to assist the Compensation Committee with 2022 compensation decisions was unchanged from the prior year and is set forth below:

Boyd Gaming Corporation Carnival Corporation Hilton Worldwide Holdings Hyatt Hotels Corporation	Las Vegas Sands Marriott International MGM Resorts International Norwegian Cruise Line Holdings	Penn Entertainment, Inc. Royal Caribbean Cruises Wynn Resorts

Exceptions to the primary criteria used for peer group may be applied, to the extent determined appropriate.

The Compensation Committee uses competitive compensation data from the annual total compensation study of peer companies as a reference point to inform decisions about targeted total compensation opportunities and specific compensation elements. The Compensation Committee does not benchmark total compensation to any specific percentile relative to the peer companies or the broader United States market, but is fully informed of the competitive landscape. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning.

34	2023 PROXY STATEMENT

OUR COMPENSATION PROGRAMS

OVERVIEW

As described below, various Company policies are in place to shape our executive pay plans, including:

•

Salaries are linked to (i) competitive factors and (ii) internal equity relative to other members of the executive team and can be (but are not required to be) increased as a result of successful job performance.

•	Our annual bonus programs are designed to provide incentive compensation based on our financial performance.
•	Long-term equity incentives are tied to our sustained long-term financial performance and enhancement of total shareholder value.

•	Retirement and health and welfare programs, are generally on the same terms and conditions as those made available to salaried team members.

13.3%
60.0%
26.7%
CHIEF EXECUTIVE OFFICER
86.7%
Base Salary
Target Annual Bonus(1)
2022 Regular Equity Grant(1)
Variable "At-Risk" Pay
20.9%
54.9%
24.2%
AVERAGE OF OTHER NEOs
79.1%

Target Total Compensation Opportunity

A significant portion of our NEOs’ compensation is “at risk”, meaning the NEOs’ right to receive such payment, and the amount of such payment, depends on either operational or stock price performance and continued employment. Our targeted pay mix (fixed salary vs. variable pay) reflects a combination of competitive market conditions and strategic business needs. This variable pay is considered “at risk” compensation. The target total compensation opportunities based on 2022 compensation levels that were considered “at risk” are shown below:

(1)

Performance-based compensation as a % of targeted total compensation (in the form of annual bonus and PSUs for the CEO and Other NEOs) are approximately 57% and 52%, respectively. Value of any one-time 2022 payments and equity grants are excluded.

35

ELEMENTS OF EXECUTIVE COMPENSATION AND BENEFITS FOR 2022

BASE SALARY

The Compensation Committee believes that base salary levels should recognize the skill, competency, experience and performance an executive brings to his or her position. The Compensation Committee determines base salaries using both competitive market data from Aon’s annual study and a comprehensive assessment of relevant factors such as experience level, value to shareholders, responsibilities, future leadership potential, critical skills, individual contributions and performance, economic conditions, and the market demands for similar talent.

The NEOs’ base salary levels are set forth in the table below.

EXECUTIVE NAME	BASE SALARY AS OF DECEMBER 31, 2022	BASE SALARY AS OF DECEMBER 31, 2021	% Change

Thomas R. Reeg	$2,000,000	$2,000,000	—%

Bret Yunker (1)	$1,150,000	$1,000,000	15.0%

Anthony L. Carano (1)	$1,350,000	$1,300,000	3.8%

Edmund L. Quatmann, Jr. (1)	$775,000	$750,000	3.3%

Stephanie Lepori (1)	$700,000	$650,000	7.7%

(1)	Increases were based on a combination of merit increases, a review of external competitive market data from the annual Aon study and internal alignment objectives.

ANNUAL INCENTIVES (CASH BASED BONUS PLAN)

The goals under our annual incentive plan are designed to be straight-forward in order to focus participants on clearly measurable metrics, balance corporate and property performance by individual participants, and implement the appropriate level of upside/downside reward potential. Annual incentive awards have historically been based on achievement of Adjusted EBITDA. Performance targets are set by the Compensation Committee annually at the start of the applicable fiscal year. Adjusted EBITDA was established as the sole performance metric for 2022 because the Compensation Committee believed that it most accurately reflects our results of operations and represents a key performance metric in the gaming/casino industry.

The Compensation Committee approved the following target bonus opportunities for the 2022 calendar year:

EXECUTIVE NAME	2022 TARGET OPPORTUNITY (AS A % OF BASE SALARY)	2021 TARGET OPPORTUNITY (AS A % OF BASE SALARY)	% Change

Thomas R. Reeg	200%	200%	—%

Bret Yunker	125%	125%	—%

Anthony L. Carano	125%	125%	—%

Edmund L. Quatmann, Jr.	100%	100%	—%

Stephanie Lepori (1)	100%	60%	66.7%

(1)	Increase was based on a combination of merit increase, a review of external competitive market data from the annual Aon study and internal alignment objectives.

With respect to the Adjusted EBITDA financial metric, performance levels for threshold and maximum bonus opportunities were established at the beginning of 2022 at 90% and 115%, respectively, of target level. At 90% achievement, 50% of the target award is earned, at 100% achievement, 100% of the target award is earned, and at 115% achievement and above, 200% of the target award is earned, subject to linear interpolation between points.

36	2023 PROXY STATEMENT

The following table sets forth the threshold, target, and maximum levels established under the 2022 annual incentive plan at the beginning of 2022, based on the budget for 2022, and the levels actually achieved based on performance:

PERFORMANCE LEVEL	PERFORMANCE REQUIREMENT	CONSOLIDATED ADJUSTED EBITDA (TARGETS) (‘000’S)

Threshold	90% of target goal	$3,503,700

Target	100% of target goal	$3,893,000

Maximum	115% of target goal	$4,476,950

Dollars in (000’s)	Threshold—90%	Target—100%	Maximum—115%	2022 Actual Adjusted EBITDA and Payout*

Adjusted EBITDA	$3,503,700	$3,893,000	$4,476,950	$3,952,900

Payout as a % of Target	50%	100%	200%	110%

*	See below for a discussion of the discretionary adjustments to Adjusted EBITDA for compensation purposes which differ from the Adjusted EBITDA as reported on our Form 10-K.

EXECUTIVE NAME	ANNUAL BONUS EARNED FOR 2022	ANNUAL BONUS EARNED FOR 2022 AS % OF TARGET

Thomas R. Reeg	$4,400,000	110%

Bret Yunker	$1,581,250	110%

Anthony L. Carano	$1,856,250	110%

Edmund L. Quatmann, Jr.	$852,500	110%

Stephanie Lepori	$770,000	110%

Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Net Income (Loss) to Adjusted EBITDA, see the section entitled “Supplemental Unaudited Presentation of Consolidated Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) for the Year Ended December 31, 2022” on pages 45—46 of our 2022 Annual Report on Form 10-K. For purposes of determining targets for bonus opportunities and achievement of such targets for 2022, consolidated Adjusted EBITDA was calculated as described in our Form 10-K for the year ended December 31, 2022, as further adjusted by the Compensation Committee in its discretion to exclude the impact of certain segments and rent paid under our Rio lease. In determining targets for bonus opportunities and achievements of such targets for future periods, the Compensation Committee may make different or additional adjustments to the calculation of consolidated Adjusted EBITDA.

Incremental 2022 Performance Bonus

The continued impact of COVID-19 on the Company’ operations in early 2022 (the original Omicron wave that began in late 2021) resulted in softer than projected results to begin the year. The timely response of all our team members was vital in suppressing the negative impact to the quarterly operations of our Las Vegas and Regional segments. As a result of the efforts of our team members, despite the continued impact of COVID-19, the Company delivered strong results for the remainder of the year, which included certain record setting quarterly results within our Las Vegas and Regional segments.

Mr. Reeg and the senior management team took into consideration the Company-wide efforts in response to the continued impact of COVID-19 when evaluating the Company’s performance relative to the Adjusted EBITDA targets established for non-executive team members. In addition, Mr. Reeg requested that the Compensation Committee similarly take into consideration the efforts, leadership and performance of the executive officers in facing various challenges during 2022. The Compensation Committee evaluated Mr. Reeg’s request and, in November 2022, agreed to award an incremental performance bonus to Messrs. Anthony L. Carano ($286,875), Yunker ($244,375), Quatmann ($131,750), and Ms. Lepori ($119,000). Mr. Reeg and Mr. Gary L. Carano were not included in this incremental performance bonus. The amounts were determined for each executive based on the estimated continued impact of COVID-19 on the Company’s operations in early 2022.

37

LONG-TERM INCENTIVES (EQUITY-BASED AWARDS)

Our 2015 Equity Incentive Plan allows us to grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock-based awards, and performance awards.

2022 Equity Mix

As in past years, for LTI awards made to executive officers during 2022, the equity compensation mix was 50% RSUs and 50% PSUs. For 2022, 35% of the PSUs were based on Adjusted EBITDA achievement over three years, and 65% were based on three-year total shareholder return ranking against the S&P 500. In addition to the regular annual LTI award, Mr. Reeg received a special one-time grant of MSUs during 2022, which was 100% performance-based.

Based on a thorough review of Aon’s independent market data described above, the Compensation Committee established annual target LTI levels which were used to determine the target grant date value of LTI awards made to executive officers during 2022.

Each NEO’s target grant date LTI award opportunity for 2022 (as a percentage of base salary) is set forth in the table below:

EXECUTIVE NAME	2022 LTI AWARD TARGET OPPORTUNITY (AS A % OF BASE SALARY)	2021 LTI AWARD TARGET OPPORTUNITY (AS A % OF BASE SALARY)

Thomas R. Reeg (1)	450%	350%

Bret Yunker (1)	300%	200%

Anthony L. Carano (1)	300%	200%

Edmund L. Quatmann, Jr. (1)	200%	150%

Stephanie Lepori (1)	200%	100%

(1)	Increases were based on a combination of a review of external competitive market data from the annual Aon study, and internal alignment objectives.

For Mr. Reeg, the LTI award target opportunity shown above does not include his special one-time MSU grant made during 2022, which was 100% performance-based.

2022 ANNUAL PSU GRANT

As noted above, for 2022, 35% of the PSUs were based on Adjusted EBITDA achievement, and 65% were based on rTSR, each as measured over a 3-year period.

Relative Total Shareholder Return

The portion of the 2022 annual LTI awards that is based on rTSR is intended to motivate our senior management team to maximize the wealth accumulation of our shareholders by outperforming the S&P 500. rTSR is critical because it ties executive officer compensation to the shareholder experience and the creation of shareholder value, and it aligns the interests of executive officers with those of the Company and its shareholders. By measuring our stock performance relative to an index, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management, and it provides rewards that are more directly aligned with performance through different economic cycles.

The performance and payout slopes for the rTSR portion of the 2022 LTI awards are as follows:

•	75th percentile TSR ranking and above: 200% of target payout.

•	50th percentile TSR ranking: 100% of target payout.

•	35th percentile TSR ranking: 50% of target payout.

•	Below 35th percentile: No payout.

38	2023 PROXY STATEMENT

•	Payouts for performance between threshold, target, and maximum percentile requirements are interpolated on a straight-line basis.

•

If our 3-year TSR is negative, then the final payout level for these awards will be capped at “target”, even if our TSR falls above the 50th percentile of the TSR ranking against the peer group. For example, if our 3-year TSR is negative, but our TSR ranking was attained at the 75th percentile, the final award payout level would be 100% of target, not 200%.

Adjusted EBITDA

The portion of the 2022 annual LTI awards that is based on Adjusted EBITDA is intended to motivate our senior management team to achieve operational performance that is aligned to top-line operating metrics. The Board and management view Adjusted EBITDA as a critical indicator of Company performance given the nature of our business, which is why the Compensation Committee determined it was appropriate to include Adjusted EBITDA as a performance metric in both the 2022 annual incentive plan and the 2022 LTI programs. Adjusted EBITDA is a useful indicator of cash flow from operations, which continues to be of importance to our business.

For each calendar year ended or ending December 31st of 2022, 2023 and 2024 (each, a “Performance Year”), the Compensation Committee will establish a “target” level of Adjusted EBITDA to be achieved for such Performance Year (each, a “Performance Year Target”). The percentage at which each Performance Year Target has been achieved will be averaged following the end of the full three-year performance period in order to calculate the cumulative percentage of achievement of the overall Adjusted EBITDA goal (the “Cumulative Percentage”). Based on the payout percentage (the “Payout Percentage”) applicable to the Cumulative Percentage, a number of performance stock units as a percentage of the target number of PSUs granted in respect of the Adjusted EBITDA metric (the “EBITDA Target Award”) will remain eligible to vest at the end of the total three-year performance period, subject to continued employment through the last day of such 3-year period.

The Adjusted EBITDA performance target and actual achievement (as calculated for purposes of determining incentive compensation) is disclosed annually in our CD&A. Please reference “Annual Incentives (Cash-Based Bonus Plan)” on pages 36—37 for the fiscal year 2022 Adjusted EBITDA performance goals and actual achievement.

The payout slopes for this portion of the 2022 LTI awards are the same as the payout slopes established for the 2022 annual incentive plan (i.e., 90% achievement results in 50% payout, 100% achievement results in 100% payout and 115% achievement and above results in 200% payout).

•	If the Cumulative Percentage is less than 90%, then the Payout Percentage related to the EBITDA Target Award will be 0%.

•

Straight-line interpolation will be used to determine the Payout Percentage for any Cumulative Percentage between 90% and 100% and between 100% and 115%, based upon the Payout Percentages set forth above.

The Compensation Committee reserves the authority to make appropriate adjustments to the calculations and determinations of the applicable performance targets/level of achievement.

The 2022 annual LTI grants to the NEOs were as follows:

EXECUTIVE NAME	TARGET AS A % OF SALARY	RSU* TARGET GRANT VALUE	PSU* TARGET GRANT VALUE

Thomas R. Reeg	450%	$4,500,000	$4,500,000

Bret Yunker	300%	$1,725,000	$1,725,000

Anthony L. Carano	300%	$2,025,000	$2,025,000

Edmund L. Quatmann, Jr.	200%	$775,000	$775,000

Stephanie Lepori	200%	$700,000	$700,000

*

The target grant values set forth in the table above differ from the values reflected in the Summary Compensation Table. The target grant values shown in the table above reflect the target level awards approved by the Compensation Committee for each of the NEOs, whereas the value shown in the Summary Compensation Table is based on the grant date fair value computed in accordance with Accounting Standards Codification 718. The Compensation Committee was aware of the potential difference between target award values and accounting values when it approved target award values for each of the executive officers.

For Mr. Reeg, the awards shown in the table above do not include his special one-time MSU grant made during 2022, which was 100% performance-based.

39

2022 ONE-TIME PERFORMANCE-BASED EQUITY GRANT TO THE CEO

As previously disclosed in our proxy statement for the 2022 annual meeting of shareholders, in July 2020, the Merger closed amidst the earlier stages of the COVID-19 pandemic, and in 2021, the Company completed its first full calendar year of operation as a combined company. In April 2021, we completed the acquisition of William Hill PLC, a leading sports betting and online gaming company. With the ongoing successful integration of those significant transactions to date and the COVID-19 pandemic shifting, in early 2022, the Compensation Committee sought to further motivate our CEO to continue the successful integration and execute our strategy for our newly assembled group of premier assets and to make the most of the substantial opportunity before us.

To align with this goal, and to align our CEO’s interests with our shareholders, in February 2022, the Board made a one-time grant to our CEO of performance-based RSUs with performance metrics consisting of three stock price hurdles requiring significant growth and dramatic stock price appreciation (referred to as “MSUs”), as follows:

TRANCHE	COMPANY STOCK PRICE HURDLE	PERCENTAGE OF ONE-TIME MSUs TO VEST	NUMBER OF ONE-TIME MSUs TO VEST

Tranche 1	$125	22.2%	50,000

Tranche 2	$150	33.3%	75,000

Tranche 3	$175	44.5%	100,000

Total	N/A	100%	225,000

•

The closing price of our common stock on the grant date was $84.69. From that closing price, our stock price would need to increase by 48% to vest in the first tranche and by 107% to earn the full award.

•

The performance period is February 25, 2022 through February 25, 2025. The closing price of our common stock on December 31, 2022 was $41.60. From that closing price, our stock price would need to increase 200% to vest in the first tranche and 321% to earn the full award.

•

Each tranche of MSUs only vests if the trailing average closing trading price of a share of our common stock measured over any consecutive 20 calendar-day period within the three-year performance period exceeds the respective hurdle.

•	In order for any tranche to be earned as a result of stock price performance, our CEO must be serving in such role with the Company at the time the applicable stock hurdle is met.

•

Any MSUs that are earned will not be settled (i.e., paid) until the end of the three-year performance period, and our CEO must hold such awards for an additional one-year holding period, thereby incenting and retaining our CEO for a four-year period.

•

Based on the closing price of our common stock on the grant date, the stock price would need to increase by approximately 48%, 77% and 107%, respectively, from the grant date closing price in order for the three tranches of MSUs to be earned, corresponding to shareholder value creation of $8.6 billion, $13.9 billion and $19.3 billion, respectively. The Compensation Committee determined that this level of stock price increase was sufficiently incentivizing, and was designed to foster shareholder growth at a rate that is aligned with the Company’s growth opportunity potential, with the expectation that our CEO will remain highly motivated to achieve that growth potential over time.

•

None of the one-time MSUs have been earned yet because our stock price has not risen to the applicable hurdle levels. Although the Summary Compensation Tables includes a grant date value $15,679,500 for the one-time MSUs in 2022, as of December 31, 2022 our stock price had not achieved the relevant hurdles for vesting and, had the vesting date of the award been December 31, 2022, the amount of compensation Mr. Reeg would have realized is $0.

•

If Mr. Reeg resigns, or is terminated by the Company for any reason, all then-earned MSUs subject to the award will immediately be forfeited and canceled. Upon Mr. Reeg’s termination for Cause (as defined in his employment agreement), all MSUs, whether earned or unearned, will be forfeited. If Mr. Reeg resigns without Good Reason (as defined in his employment agreement), all MSUs earned prior to such resignation will be settled as soon as reasonably practicable following the end of the performance period. In the event Mr. Reeg is terminated without Cause, resigns for Good Reason, or is terminated due to death or Disability (as defined in his employment agreement), all then-earned MSUs will be settled within sixty (60) days of Mr. Reeg executing (and not revoking) a general release of all claims.

40	2023 PROXY STATEMENT

Background Leading to the One-Time Performance-Based Grant

On July 20, 2020, the Merger was consummated, resulting in the transformative combined entity of Caesars Entertainment, Inc. As a result of this historic and transformative business combination, the Company is the largest casino-entertainment company in the U.S., and one of the world’s most diversified casino-entertainment providers across the U.S.

The strategic rationale for the Merger included, but was not limited to, the following:

•	Creation of the largest owner, operator and manager of U.S. domestic gaming assets;

•	Diversification of the Company’s domestic footprint;

•	Access to iconic brands, rewards programs and new gaming opportunities expected to enhance customer experience; and

•	Realization of significant identified synergies.

We continued to identify operating and cost efficiencies, including savings from the purchasing power of the combined Caesars organization, targeted integrated marketing strategies and eliminated certain redundant costs. As a result, we exceeded our stated synergy target and experienced significant margin improvements in our results of operations through 2021. Further, we continue to identify operational efficiencies in the combined company as a result of our other acquisitions and divestitures including William Hill in 2021.

In August, 2021, we launched our Caesars Sportsbook app on our owned and integrated technology platform along with an extensive marketing campaign. Growth in our Caesars Digital segment continues to be realized with the expansion into new states as jurisdictions legalize retail and online sports betting, and continues to exceed our expectations for new customer registrations, deposits and market share.

Strategic Opportunity

The Merger joined two successful gaming leaders, Former Caesars and ERI, creating the largest and most diversified collection of destinations across the U.S. Our goal is to further our leadership position in the gaming and sports betting industries. We believe our growth strategies position us well to capture market share from competitors and accelerate beyond our industry’s attractive growth profile. The Compensation Committee considered the Company’s success to date in executing our strategy, the corresponding shareholder value creation and strong relative performance. At this critical moment on our path, the Compensation Committee sought to incentivize our CEO to continue realizing the potential shareholder value creation of the Merger and the acquisition of William Hill and providing strong leadership for the Company.

Alignment of Grant with Strategy; Alignment of Interests of CEO and Shareholders

Reaching the MSU stock price hurdles and the CEO’s receipt of value from the MSUs, if any, are inextricably tied to the successful execution of our strategy to achieve our objective of becoming the unparalleled leader in our industry and the creation of significant shareholder value. In addition, with the performance measure being our stock price, and with the hurdles representing significant increases, the grant completely aligns the interests of the CEO with those of shareholders. The CEO only earns shares if he leads the accomplishment of key objectives and the execution of our strategy in a way that translates to the creation of significant shareholder value. Thus, both the CEO and our other shareholders have a common interest in substantial stock price growth.

BENEFITS

The NEOs are eligible to participate in various benefit plans, including 401(k), health insurance, life insurance and short and long-term disability plans that are generally available to all salaried team members. We offer a deferred compensation plan to certain team members, including our executive officers, in order to give them the ability to elect to defer the payment of all or a portion of their base salary and annual performance bonus earned in respect of a given year.

41

EMPLOYMENT AGREEMENTS; SEVERANCE ENTITLEMENTS

At the end of 2021, our Compensation Committee undertook a holistic review of the NEOs’ existing employment agreements, and the contractual arrangements with our executive officers more generally, in order to ensure that such arrangements provide sufficient retention value for our core executive leadership team and motivation to perform consistent with the Company’s long-term goals and objectives. The Compensation Committee views the executive leadership team as being absolutely critical to the Company’s success and ability to drive shareholder value, given their collective experience with the Company and in the gaming industry generally. The Compensation Committee also believes that current management is cohesive and has a shared management operating philosophy. After review and consideration, the Compensation Committee approved amended and restated, or new, employment agreements for our NEOs, which are described below in “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”. Entering into these employment agreements with the executive officers achieved the goal of ensuring commitment from the team, and provides for severance payments and benefits as a result of certain involuntary termination events, as described in more detail below. These employment agreements became effective on January 1, 2022 and were subsequently amended and restated in August of 2022.

CLAWBACKS AND FORFEITURES

Employment agreements with our executive officers provide that, (i) in the event an executive’s employment terminates due to the executive’s resignation without “good reason” or by the Company for “cause” (as such terms are defined in the Executive Employment Agreements (as defined below)), prior to January 1, 2025, the executive will be required to repay to the Company a pro rata portion of the executive’s one-time signing bonus paid in December 2021 and (ii) we may recover compensation that is subject to recovery under, or required to be recovered by, applicable law, government regulation or stock exchange listing requirements. Pursuant to the terms of our Clawback and Recoupment Policy, in the event of an accounting restatement of our financial statements due to a material noncompliance with any financial reporting requirements under any applicable security law(s), our Board may require an executive officer to reimburse, repay or forfeit any excess incentive compensation paid or granted to, or received or earned by, such executive officer during the three-year period preceding the publication of the restatement. In each instance, our Board, in its reasonable business judgment, will determine whether and the extent to which to pursue such reimbursement, repayment or forfeiture from each such executive officer based on those factors that our Board believes to be reasonable and appropriate. Further, the award agreements governing equity awards granted to our executive officers under our long-term incentive plan provide for recoupment of those awards in accordance with or as required by applicable government regulation, stock exchange listing requirements, or other applicable law, or pursuant to any applicable clawback policy of ours, including our Clawback and Recoupment Policy described above. The Compensation Committee and the Board are reviewing the terms of existing clawback policies in connection with the SEC’s final clawback rule adopted in 2022 and Nasdaq’s listing rules adopted in February 2023 and plans to adopt a clawback policy that complies with such rules.

COMPENSATION RISK ASSESSMENT

It is the responsibility of the Compensation Committee to review the Company’s policies and practices related to compensation in the context of their potential encouragement of excessive risk-taking behavior. The Compensation Committee has worked closely with Aon to design a performance-based compensation system that supports our objective to align shareholder and management interests, supports our strategic business plan, and mitigates the possibility of executives taking unnecessary or excessive risks that would adversely impact us. The following factors mitigate the risk associated with our compensation programs:

•

The Compensation Committee approves and, in some instances, the Board ratifies, short and long-term performance objectives for our incentive plans, which we believe are appropriately aligned with the creation of shareholder value;

•	The Compensation Committee’s discretion to modify final payouts under both short and long-term incentive plans;

42	2023 PROXY STATEMENT

•

The use of company-wide performance metrics for both the short and long-term incentive programs ensures that no single executive has complete and direct influence over outcomes, encouraging decision making that is in the best long-term interest of shareholders;

•	The use of equity and cash opportunities with vesting periods to foster retention and alignment of our executives’ interests with those of our shareholders;

•	Capping the potential payouts under both short and long-term incentive plans to eliminate the potential for any windfalls; and

•

The use of competitive general and change-in-control severance arrangements help to ensure that team members continue to work toward the shareholders’ best interests in light of potential employment uncertainty.

Based on a review of these factors, the Compensation Committee believes that its current compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

CERTAIN TAX AND ACCOUNTING CONSIDERATIONS—SECTION 162(m)

In reaching decisions on executive compensation, the Compensation Committee considers the tax and accounting consequences, including that compensation in excess of $1 million paid to covered executive officers generally will not be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code (which deduction limitations will apply to our NEOs). We expect that the Compensation Committee will continue to consider tax and accounting consequences in reaching decisions on executive compensation.

STOCK OWNERSHIP GUIDELINES

The Compensation Committee and the Board encourage executives to implement our business strategies and initiatives from the perspective of a shareholder and, to this end, encourage executives to maintain a meaningful equity stake in the Company.

To that end, we maintain the following minimum stock ownership guidelines for our executive officers:

POSITION	MULTIPLE OF BASE SALARY

CEO	5x

CFO and COO	4x

Other Executive Officers	2x

Each of the executive officers have until the later of five years from implementation of the stock ownership guidelines or five years from the executive’s date of hire or promotion to a new role to achieve his minimum stock ownership. Once achieved, the Board expects the Executive Officers to comply with the applicable minimum stock ownership guideline for as long as they are subject to the guidelines. For purposes of calculating level of compliance, shares owned outright, vested RSUs, unvested time-based RSUs, PSUs that have been earned based on performance and vested but deferred shares, will count toward the ownership guidelines. Performance units that remain subject to performance conditions do not count toward the guidelines.

In addition, we have minimum stock ownership guidelines for our non-employee directors. The stock ownership guidelines require our non-employee directors to hold shares of our common stock with a minimum value equal to 5x the director’s annual cash-base retainer fee. Non-employee directors have five years to achieve their minimum stock ownership. Once achieved, the Board expects non-employee directors to maintain their stated guideline for as long as they are subject to the guidelines. For purposes of calculating level of compliance, shares owned outright, vested RSUs, unvested RSUs, and vested but deferred shares, will count toward the ownership guidelines.

EQUITY GRANT PRACTICES

The Compensation Committee’s procedure for timing of equity awards helps to provide assurance that grants are not timed to result in favorable pricing for executives. Generally, equity awards are granted by the Compensation Committee as a dollar value from which the number of shares awarded is determined based on the prior 20-day

43

average stock price. Board and committee meeting schedules and award decisions are made without regard to the timing of our SEC filings or press releases. The Compensation Committee approves equity awards during “open window” periods (i.e., does not approve awards at a time when either the Company or the executive(s) are in possession of material non-public information).

HEDGING POLICY

The Company’s Securities Trading Policy provides that no director, officer or team member of the Company or other controlled businesses (collectively, “Caesars Companies”) may enter into short sales of Company Securities (defined below) or buy or sell exchange-traded options (puts or calls) on Company Securities.

“Company Securities” means any stock, bond, debentures, options, warrants or other marketable equity or debt security issued by any Caesars Company; and any security or other instrument issued by an unrelated third party and based on any equity or debt security (including exchange-traded options and credit default swaps) of any Caesars Company.

PERSONAL BENEFITS AND PERQUISITES

It is our intent to continually assess business needs and evolving market practices to ensure that perquisite offerings are competitive and in the best interest of our shareholders. We pay short and long-term disability and life insurance premiums for the NEOs.

Certain executive officers, as designated by the CEO, are approved to use Company-owned or leased aircraft for personal travel on a limited basis with prior authorization of the CEO (which authorization was delegated to the CEO by the full Board). The executives are taxed for any such personal travel, and we report the aggregate incremental costs to the Company in the “All Other Compensation” column of the Summary Compensation Table. The Board believes this limited benefit is an appropriate method to provide the executive officers with an occasional convenient way to integrate work and personal responsibilities.

As an owner and operator of full-service resorts and casinos, we are able to offer our team members, including our executive officers, as well as our directors, with the opportunity to use our facilities at comped values, not to exceed $20,000 per year. This benefit is provided at little or no incremental cost to the Company. This program is designed to provide our team members, executive officers and directors with the opportunity to experience our facilities and provide feedback for the Company to take into account on an on-going basis.

For more information on these benefits, see the footnotes to the “All Other Compensation” column of the Summary Compensation Table.

COMPENSATION COMMITTEE REPORT

The role of the Compensation Committee is to assist the Board in its oversight of the Company’s executive compensation, including approval and evaluation of director and officer compensation plans, programs and policies and administration of the Company’s bonus and other incentive compensation plans. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the Annual Meeting.

Don R. Kornstein, Chair	Courtney R. Mather	Michael E. Pegram

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

44	2023 PROXY STATEMENT

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended December 31, 2022, 2021 and 2020.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS(1) ($)	STOCK AWARDS(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3) ($)	ALL OTHER COMPENSATION(4) ($)	TOTAL ($)

Thomas R. Reeg Chief Executive Officer	2022	2,000,000	—	24,616,624	4,400,000	333,296	31,349,920
	2021	2,000,000	5,000,000	7,391,597	8,000,000	205,654	22,597,251
	2020	1,696,800	—	11,970,501	—	25,179	13,692,480

Bret Yunker Chief Financial Officer	2022	1,150,000	244,375	3,425,776	1,581,250	35,629	6,437,030
	2021	1,000,000	1,500,000	2,111,760	2,500,000	25,571	7,137,331
	2020	823,019	—	4,721,310	—	20,999	5,565,328

Anthony L. Carano President and Chief Operating Officer	2022	1,350,000	286,875	4,021,635	1,856,250	38,906	7,553,666
	2021	1,300,000	1,500,000	2,745,368	3,250,000	85,693	8,881,061
	2020	1,082,615	—	5,291,193	—	24,545	6,398,353

Edmund L. Quatmann, Jr. Chief Legal Officer	2022	775,000	131,750	1,539,047	852,500	60,951	3,359,248
	2021	750,000	1,000,000	1,187,837	1,500,000	17,353	4,455,190
	2020	636,300	—	2,431,424	—	28,629	3,096,353

Stephanie Lepori Chief Administrative and Accounting Officer	2022	700,000	119,000	1,390,108	770,000	15,158	2,994,266
	2021	650,000	1,000,000	686,238	780,000	15,253	3,131,491
	2020	504,979	—	2,983,985	103,063	11,830	3,603,857

(1)

Amounts shown for 2022 represent the Incremental Performance Bonus, described above. Amounts in 2021 represent one-time cash signing bonuses in conjunction with the execution of new employment agreements, described below.

(2)

Amounts shown represent the aggregate grant date fair value of RSUs, Mr. Reeg’s MSUs, and PSUs computed in accordance with Accounting Standards Codification 718. For a discussion of valuation assumptions, see Note 15 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 21, 2023. At the grant date, we believed that it was probable that the performance criteria applicable to the non-market-based PSUs would be met at target level and that each individual will remain employed through the vesting period. For the market-based PSUs (i.e., the PSUs based on rTSR and Mr. Reeg’s MSUs granted during 2022), the probable outcome of achievement of the market-based TSR goals / applicable stock price hurdles was determined using a Monte Carlo simulation model. For both the market-based and non-market based PSUs (other than Mr. Reeg’s MSUs), the maximum number of PSUs eligible to vest is equal to 200% of the target award. Assuming maximum level of achievement of the PSUs with non-market-based performance conditions granted during 2022 (other than Mr. Reeg’s MSUs), the grant date fair value of the awards granted to Messrs. Reeg, Yunker and Anthony L. Carano, Mr. Quatmann and Ms. Lepori would have been $2,753,888, $1,055,584, $1,239,177, $474,159 and $428,334, respectively. The MSUs granted to Mr. Reeg in 2022 are only eligible to vest up to 100% of the awards granted.

(3)	Amounts shown for 2022, 2021 and 2020 represent the amounts earned under our annual bonus plan in respect of performance achieved during the applicable year.

45

(4)

The amount reported for Mr. Reeq for 2021 in the prior year proxy statement unintentionally omitted approximately $20,734 relating to the use of corporate aircraft. The Company views the omission as immaterial, however we have included the amount in Mr. Reeg’s “All Other Compensation” for 2021 in the table above.

All other compensation for 2022 consisted of the following:

NAME	LIFE INSURANCE PREMIUMS ($)	LONG- TERM DISABILITY ($)	GROUP TERM LIFE INSURANCE ($)	USE OF CORPORATE OR LEASED AIRCRAFT ($)(1)	401(K) MATCH ($)	HEALTH SAVINGS ACCOUNT ($)	TOTAL ($)

Thomas R. Reeg	2,352	1,479	5,382	316,993	7,090	—	333,296

Bret Yunker	2,352	1,479	3,510	22,138	6,150	—	35,629

Anthony L. Carano	2,352	1,479	2,340	32,735	—	—	38,906

Edmund L. Quatmann, Jr.	1,765	1,479	4,002	43,470	9,740	495	60,951

Stephanie Lepori	1,529	1,479	3,450	—	8,700	—	15,158

(1)

The amounts disclosed reflect the aggregate incremental cost to the Company of providing certain personal use of Company-owned or leased aircraft. For leased aircraft, this cost is calculated based on the applicable hourly rate charged to the Company, plus fuel and ancillary charges. The cost of Company-owned aircraft is calculated based on an estimate of the aggregate incremental cost to the Company, consisting of the cost to the Company of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of our aircraft and the cost of maintenance not specifically related to trips. From time to time, certain family members or other guests will accompany the NEOs on personal trips when using Company-owned aircraft, at little or no incremental cost to the Company.

46	2023 PROXY STATEMENT

Grants of Plan-Based Awards Table

The following table sets forth information regarding the grant of plan-based awards made during 2022 to the NEOs.

		ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS(2) ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Thomas R. Reeg

Annual Incentive Plan	1/1/2022	2,000,000	4,000,000	8,000,000	—	—	—	—	—

Time-based	1/28/2022	—	—	—	—	—	—	53,915	3,934,177

Performance-based	1/28/2022	—	—	—	9,435	18,870	37,740	—	1,376,944

Performance-based rTSR	1/28/2022	—	—	—	17,522	35,044	70,088	—	3,626,003

Performance-based MSU	2/25/2022	—	—	—	—	—	—	50,000	3,744,500

Performance-based MSU	2/25/2022	—	—	—	—	—	—	75,000	5,289,000

Performance-based MSU	2/25/2022	—	—	—	—	—	—	100,000	6,646,000

Bret Yunker

Annual Incentive Plan	1/1/2022	718,750	1,437,500	2,875,000	—	—	—	—	—

Time-based	1/28/2022	—	—	—	—	—	—	20,667	1,508,071

Performance-based	1/28/2022	—	—	—	3,617	7,233	14,466	—	527,792

Performance-based rTSR	1/28/2022	—	—	—	6,717	13,433	26,866	—	1,389,913

Anthony L. Carano

Annual Incentive Plan	1/1/2022	843,750	1,687,500	3,375,000	—	—	—	—	—

Time-based	1/28/2022	—	—	—	—	—	—	24,261	1,770,325

Performance-based	1/28/2022	—	—	—	4,246	8,491	16,982	—	619,588

Performance-based rTSR	1/28/2022	—	—	—	7,885	15,770	31,540	—	1,631,722

Edmund L. Quatmann, Jr.

Annual Incentive Plan	1/1/2022	387,500	775,000	1,550,000	—	—	—	—	—

Time-based	1/28/2022	—	—	—	—	—	—	9,285	677,526

Performance-based	1/28/2022	—	—	—	1,625	3,249	6,498	—	237,080

Performance-based-rTSR	1/28/2022	—	—	—	3,018	6,035	12,070	—	624,441

Stephanie Lepori

Annual Incentive Plan	1/1/2022	350,000	700,000	1,400,000	—	—	—	—	—

Time-based	1/28/2022	—	—	—	—	—	—	8,386	611,926

Performance-based	1/28/2022	—	—	—	1,468	2,935	5,870	—	214,167

Performance-based-rTSR	1/28/2022	—	—	—	2,726	5,451	10,902	—	564,015

(1)

Represents threshold, target and maximum annual incentive program opportunities under the 2022 annual incentive program. The actual amount earned for 2022 is shown in the “Non-Equity Incentive Plan” column of the Summary Compensation Table.

(2)

Amounts shown represent the aggregate grant date fair value of RSUs and PSUs, including Mr. Reeg’s 2022 one-time performance-based equity award described above, computed in accordance with Accounting Standards Codification 718. For a discussion of valuation assumptions, see Note 15 in our Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on February 21, 2023.

47

Outstanding Equity Awards at Fiscal Year-End Table

The table below shows outstanding equity awards held by the NEOs as of December 31, 2022.

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Thomas R. Reeg	68,918	(1)	2,866,989	—		—
	64,826	(2)	2,696,762	—		—
	43,217	(3)	1,797,827	—		—
	7,657	(4)	318,531	—		—
	—		—	82,507	(5)	3,432,291
	—		—	29,664	(6)	1,234,022
	—		—	21,830	(7)	908,128
	30,426	(8)	1,265,722	—		—
	—		—	35,044	(9)	1,457,830
	—		—	19,499	(10)	811,158
	53,915	(11)	2,242,864	—		—
	—		—	50,000	(12)	2,080,000
	—		—	75,000	(12)	3,120,000
	—		—	100,000	(12)	4,160,000

Bret Yunker	20,258	(2)	842,733	—		—
	13,505	(3)	561,808	—		—
	1,623	(4)	67,517	—		—
	—		—	41,253	(5)	1,716,125
	—		—	8,475	(6)	352,560
	—		—	6,236	(7)	259,418
	8,693	(8)	361,629	—		—
	—		—	13,433	(9)	558,813
	—		—	7,474	(10)	310,918

	20,667	(11)	859,747	—		—

48	2023 PROXY STATEMENT

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

Anthony L. Carano	43,074	(1)	1,791,878	—		—
	27,011	(2)	1,123,658	—		—
	18,007	(3)	749,091	—		—
	1,890	(4)	78,624	—		—
	—		—	41,253	(5)	1,716,125
	—		—	11,018	(6)	458,349
	—		—	8,107	(7)	337,251
	11,301	(8)	470,122	—		—
	—		—	15,770	(9)	656,032

	—		—	8,774	(10)	364,998

	24,261	(11)	1,009,258	—		—

Edmund L. Quatmann, Jr.	10,128	(2)	421,325	—		—
	6,752	(3)	280,883	—		—
	1,325	(4)	55,120	—		—
	—		—	20,626	(5)	858,042
	—		—	4,767	(6)	198,307
	—		—	3,508	(7)	145,933
	4,890	(8)	203,424	—		—
	—		—	6,035	(9)	251,056
	—		—	3,357	(10)	139,651

	9,285	(11)	386,256	—		—

Stephanie Lepori	4,368	(2)	181,709	—		—
	2,912	(3)	121,139	—		—
	1,249	(4)	51,958	—		—
	53,629	(13)	2,230,966	—		—
	—		—	2,754	(6)	114,566
	—		—	2,027	(7)	84,323
	2,825	(8)	117,520	—		—
	—		—	5,451	(9)	226,762
	—		—	3,033	(10)	126,173

	8,386	(11)	348,858	—		—

(1)	Represents time-based RSUs awarded in October 2018 valued at $41.60 per share, which was our closing stock price as of December 31, 2022. These RSUs are eligible to vest on October 24, 2023.

(2)

Represents PSUs awarded in January 2020 at 150% of target (based upon the average of our performance in 2021 at 200% of target and 2020 at 100.0% of target (based upon our performance in 2021 and the Compensation Committee’s discretionary evaluation of performance in 2020)) valued at $41.60 per share, which was our closing stock price as of December 31, 2022. These PSUs vested on January 1, 2023.

(3)	Represents time-based RSUs awarded in January 2020 valued at $41.60 per share, which was our closing stock price as of December 31, 2022. These RSUs vested on January 24, 2023.

49

(4)	Represents time-based RSUs awarded on August 20, 2020 valued at $41.60 per share, which was our closing stock price as of December 31, 2022. These RSUs are eligible to vest on August 20, 2023.

(5)

Represents PSUs awarded on August 20, 2020 at 100.0% of target (based on assuming the targeted rTSR metric is achieved) valued at $41.60 per share, which was our closing stock price as of December 31, 2022. These PSUs are eligible to vest on August 20, 2023.

(6)

Represents PSUs awarded on January 29, 2021 at 100.0% of target (based on assuming the targeted rTSR metric is achieved) valued at $41.60 per share, which was our closing stock price as of December 31, 2022. These PSUs are eligible to vest on January 29, 2024.

(7)

Represents PSUs awarded on January 29, 2021 at 136.7% of target (based upon the average of our performance in 2022 at 110.0%, 2021 at 200.0% of target and assuming the achievement of targeted performance for the year ending December 31, 2023) valued at $41.60 per share, which was our closing stock price as of December 31, 2022. These PSUs are eligible to vest on January 29, 2024.

(8)

Represents time-based RSUs awarded on January 29, 2021 valued at $41.60 per share, which was our closing stock price as of December 31, 2022. Half of these RSUs are eligible to vest on each of January 29th of 2023 and 2024.

(9)

Represents PSUs awarded on January 28, 2022 at 100.0% of target (based on assuming the targeted rTSR metric is achieved) valued at $41.60 per share, which was our closing stock price as of December 31, 2022. These PSUs are eligible to vest on January 29, 2025.

(10)

Represents PSUs awarded on January 28, 2022 at 103.3% of target (based upon the average of our performance in 2022 at 110.0% and assuming the achievement of targeted performance for the years ending December 31 of 2023 and 2024) valued at $41.60 per share, which was our closing stock price as of December 31, 2022. These PSUs are eligible to vest on January 29, 2025.

(11)

Represents time-based RSUs awarded on January 28, 2022 valued at $41.60 per share, which was our closing stock price as of December 31, 2022. One-third of these RSUs vested on January 29, 2023 and one-third are eligible to vest on each of January 29, 2024 and 2025.

(12)

Represents each tranche of the One-Time Performance-Based Equity Grant valued at $41.60 per share, which was our closing stock price as of December 31, 2022. In February 2022, the Board made a one-time grant to our CEO of performance-based MSUs with performance metrics consisting of three stock price hurdles: 50,000 MSUs are eligible to vest based on a stock price hurdle of $125, 75,000 MSUs are eligible to vest based on a stock price hurdle of $150 and 100,000 MSUs are eligible to vest based on a stock price hurdle of $175. The performance period applicable to these MSUs is February 25, 2022 through February 25, 2025. Each tranche of MSUs subject to this award only vests if the trailing average closing trading price of a share of our common stock measured over any consecutive 20 calendar-day period within the three-year performance period exceeds the respective hurdle and subject to additional service-based vesting requirements. For more information, see “2022 One-Time Performance-Based Equity Grant to the CEO”.

(13)	Represents time-based RSUs awarded on August 20, 2020 valued at $41.60 per share, which was our closing stock price as of December 31, 2022. These RSUs are eligible to vest on August 20, 2023.

50	2023 PROXY STATEMENT

Nonqualified Deferred Compensation

Deferred Compensation Plan

Pursuant to the Caesars Entertainment Corporation Executive Supplemental Savings Plan III (the “Deferred Compensation Plan”), which we assumed from Former Caesars, certain team members, including our executive officers, may elect to defer the payment of all or a portion of their base salary and annual performance bonus earned in respect of a given year. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan may be made in the form of a lump-sum payment or in installments upon separation of service from the Company.

The Deferred Compensation Plan is an unfunded deferred-compensation arrangement. The table below shows aggregate earnings and balances accrued for the participating NEOs for the year ended December 31, 2022.

NAME	BALANCE AT BEGINNING OF FISCAL YEAR	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	COMPANY CONTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE EARNINGS (LOSS) IN LAST FISCAL YEAR ($)(2)	AGGREGATE WITHDRAWAL/ DISTRIBUTION ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(3)

Edmund L. Quatmann, Jr.	615,536	440,899	—	(80,328)	—	976,107

(1)

The amounts shown reflect contributions to the Deferred Compensation Plan, consisting of deferrals of 2022 annual base salary and deferral of a portion of the bonus earned under the 2022 annual incentive plan which was paid in 2023. These amounts are included in the Summary Compensation Table for 2022.

(2)	The amount shown reflects earnings (loss) in the Deferred Compensation Plan.

(3)

Reflects account balance accrued as of December 31, 2022, consisting of (i) base salary deferrals and any earnings thereon, plus (ii) the deferred portion of the bonus earned under the 2022 annual incentive plan that was paid in 2023 (which amount was $324,803).

2022 Stock Vested Table

The following table sets forth information regarding the vesting of stock awards for each of our NEOs during the year ended December 31, 2022. No stock options were exercised by the NEOs during the year ended December 31, 2022.

EXECUTIVE NAME	NUMBER OF SHARES ACQUIRED ON VESTING OF RSUs AND ANNUAL PSUs	VALUE REALIZED ON VESTING(1)

Thomas R. Reeg	135,790	$11,099,444

Bret Yunker	35,091	$2,393,868

Anthony L. Carano	54,590	$4,514,313

Edmund L. Quatmann, Jr.	21,411	$1,744,971

Stephanie Lepori	10,564	$835,135

(1)

Value realized was computed by multiplying the number of RSUs and PSUs that vested during 2022 for the applicable NEOs, by the closing stock price of the underlying shares of our common stock on the applicable vesting date. Shares that have vested remain subject to the applicable stock ownership guidelines. The number of shares acquired on vesting does not reflect any reductions for shares withheld to satisfy tax withholding obligations.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements

New Employment Agreements Effective January 1, 2022

On December 28, 2021, we entered into amended and restated employment agreements with each of our NEOs, other than Ms. Lepori, with whom we entered into a new employment agreement. Each NEO is referred to herein as an “Executive” and, collectively the amended and restated employment agreements and new executive employment agreement are referred to herein as the “Executive Employment Agreements.” The Executive Employment Agreements became effective on January 1, 2022 and were subsequently amended and restated in August of 2022.

51

Each Executive Employment Agreement is for a three-year term until January 1, 2025, with automatic one-year renewals unless a notice of non-renewal is provided by either party at least three months before the scheduled renewal date. If a “change in control” (as defined in the applicable Executive Employment Agreement) occurs during the term of the agreement, the then-current term of such agreement will be extended an additional two years from the change in control, subject to automatic renewal for subsequent periods.

The Executive Employment Agreements provide for a base salary, annual incentive bonus opportunity as a percentage of base salary, and an LTI award opportunity as a percentage of base salary, as shown below, which went into effect on January 1, 2022:

EXECUTIVE	BASE SALARY	ANNUAL INCENTIVE BONUS OPPORTUNITY TARGET AS A PERCENTAGE OF BASE SALARY	LONG-TERM INCENTIVE AWARD AS A PERCENTAGE OF BASE SALARY

Thomas R. Reeg	$2,000,000	200%	450%

Anthony L. Carano	$1,350,000	125%	300%

Bret Yunker	$1,150,000	125%	300%

Edmund L. Quatmann, Jr.	$775,000	100%	200%

Stephanie Lepori	$700,000	100%	200%

Under the Executive Employment Agreements, each of the NEOs received a signing bonus pursuant to their respective Executive Employment Agreement in the following amounts: Mr. Reeg ($5,000,000), Mr. A. Carano ($1,500,000), Mr. Yunker ($1,500,000), Mr. Quatmann ($1,000,000), and Ms. Lepori ($1,000,000). In the event an Executive’s employment terminates due to the Executive’s resignation without “good reason” or by the Company for “cause” (as such terms are defined in the Executive Employment Agreements), prior to January 1, 2025, the Executive will be required to repay to the Company a pro rata portion of their signing bonus.

In the event of a termination of Mr. Reeg’s employment by the Company without “cause” or if Mr. Reeg terminates his employment for “good reason” (each as defined in Mr. Reeg’s Executive Employment Agreement), Mr. Reeg is entitled to receive (i) a lump-sum payment equal to 1.0 times the sum of his base salary and annual incentive award target, or 2.99 times such amount in the event of such a termination within two years following a change in control, (ii) a lump-sum payment of a prorated portion of his actual annual incentive award, if any, or a prorated portion of his annual incentive award at target in the event of such a termination within two years following a change in control, (iii) a lump-sum payment equal to 12 months of health benefits coverage, or 24 months if such a termination is within two years following a change in control, and (iv) outplacement services for no more than 12 months and in an amount not to exceed $10,000.

For each Executive other than Mr. Reeg, in the event of a termination by the Company without cause or if the Executive terminates their employment for good reason, such Executive is entitled to receive (i) a lump-sum payment equal to 1.0 times the sum of such Executive’s base salary and annual incentive award target, or 2.0 times such amount in the event of such a termination within two years following a change in control, (ii) a lump-sum payment of a prorated portion of such Executive’s annual incentive award based on actual performance for the calendar year that includes the date of the termination, if any, or a prorated portion of such Executive’s target annual incentive award in the event of such a termination within two years following a change in control, (iii) a lump-sum payment equal to 12 months of health benefits coverage, or 18 months if such a termination is within two years following a change in control, and (iv) outplacement services for no more than 12 months and in an amount not to exceed $10,000.

The Executive Employment Agreements contain certain customary non-competition, non-solicitation and confidentiality provisions (namely, 12-month post-termination non-competition and non-solicitation restriction, and perpetual confidentiality provisions).

52	2023 PROXY STATEMENT

Potential Payments Upon Termination or Change in Control Table

The following table describes and quantifies certain compensation that would become payable under existing agreements, plans and arrangements with NEOs, as described above if the triggering event occurred on December 31, 2022, given compensation levels as of such date and, if applicable, based on our closing stock price on that date.

The amounts shown in the table below reflect the severance provisions included in the NEOs’ employment agreements that were in effect as of December 31, 2022, as described above.

Name		Voluntary	Involuntary termination with Cause	Involuntary termination without cause or for good reason	Death	Disability	Change in Control	Termination without cause or for good reason following a Change in Control

Thomas R. Reeg	Cash Severance	$—	$—	$10,400,000	$4,000,000	$4,000,000	$—	$21,940,000
	Other Benefits	—	—	36,294	—	26,294	—	52,588
	RSUs and PSUs	—	—	10,487,263	16,180,278	16,180,278	28,392,124	28,392,124

Bret Yunker	Cash Severance	$—	$—	$4,413,125	$1,437,500	$1,437,500	$—	$6,612,500
	Other Benefits	—	—	16,214	—	6,214	—	9,321
	RSUs and PSUs	—	—	2,890,909	4,810,181	4,810,181	5,891,268	5,891,268

Anthony L. Carano	Cash Severance	$—	$—	$5,180,625	$1,687,500	$1,687,500	$—	$7,762,500
	Other Benefits	—	—	35,268	—	25,268	—	37,902
	RSUs and PSUs	—	—	5,160,251	7,510,375	7,510,375	8,755,386	8,755,386

Edmund L. Quatmann, Jr.	Cash Severance	$—	$—	$2,534,250	$775,000	$775,000	$—	$3,875,000
	Other Benefits	—	—	31,569	—	21,569	—	32,354
	RSUs and PSUs	—	—	1,463,176	2,412,585	2,412,585	2,939,997	2,939,997

Stephanie Lepori	Cash Severance	$—	$—	$2,289,000	$700,000	$700,000	$—	$3,500,000

	Other Benefits	—	—	23,410	—	13,410	—	20,115

	RSUs and PSUs	—	—	2,205,285	2,921,900	2,921,900	3,603,974	3,603,974

The amounts included in “Cash Severance” above include the cash severance payments described for each NEO under “New Employment Agreements Effective January 1, 2022” above (i.e., the sum of annual base salary and target incentive bonus, multiplied by the applicable severance multiple). Cash Severance on a termination without cause or for good reason also includes the full amount of the actual annual incentive bonus earned, including any discretionary bonus amounts, in respect of the 2022 calendar year (or, on a termination without cause or for good reason following a change of control, the full target amount), which amount would also become payable assuming such termination happened on December 31, 2022, given there would be no pro-ration. The amounts included under “Other Benefits” includes the amounts payable in respect of COBRA continuation and outplacement services, as applicable.

Under the 2022 Executive Employment Agreements, upon the occurrence of an NEO’s death, they would receive a pro-rated target annual incentive bonus for such year, and upon the occurrence of an NEO’s disability, they would receive a pro-rated target annual incentive bonus for such year, plus continuation of COBRA benefits for 12 months. The amount shown under “Cash Severance” in the table above under these scenarios includes a full target incentive bonus amount for the year of termination, assuming such event occurred on December 31, 2022, given there would be no pro-ration.

Under the terms of the PSUs and RSUs granted prior to the Merger, all unvested awards would become fully vested upon the NEO’s termination by the Company without “cause”, by the executive for “good reason”, or as a result of the executive’s death or disability (with PSUs vesting at target level). For awards granted following the Merger during 2020, upon a termination by the Company without “cause”, by the executive for “good reason”, or as a result of the executive’s death or disability, other than during the 24-month period following a change of control, a pro-rated portion of the next tranche of RSUs would become vested, and a pro-rated portion of the PSUs would remain eligible to be earned following the end of the performance period based on actual

53

performance. For awards granted during 2021, upon a termination as a result of the executive’s death or disability, other than during the 18-month period following a change of control, all unvested RSUs would become vested, and upon death, disability or retirement, a pro-rated portion of the PSUs would remain eligible to be earned following the end of the performance period based on actual performance. For awards granted during 2022 (other than Mr. Reeg’s one-time performance-based grant), upon a termination as a result of the executive’s death or disability, other than during the 18-month period following a change of control, all unvested RSUs would become vested, and upon death, disability or retirement, a pro-rated portion of the PSUs would remain eligible to be earned following the end of the performance period based on actual performance. For purposes of the chart above, we have assumed “target” level performance for uncompleted performance years (and estimated actual performance for completed performance years) for purposes of calculating the acceleration of unvested PSUs in these termination scenarios.

The award agreement for Mr. Reeg’s one-time performance-based grant made in 2022 provides that, upon a termination by the Company without cause, by Mr. Reeg for good reason, or as a result of his death or disability, any awards that have not yet been earned based on the applicable stock price hurdles would be forfeited. For purposes of the chart above, $0 has been included in respect of this award due to the fact that, as of December 31, 2022, none of the stock price hurdles had been met.

For purposes of calculating the value of RSUs and PSUs upon a change of control, or upon a termination by the company without “cause” or by the executive for “good reason” following a change of control, we have assumed that no replacement award was provided in connection with the change of control and that each NEO’s employment was terminated on December 31, 2022, and that all unvested RSUs and PSUs vested at “target” level. For RSUs and PSUs granted following the Merger, unvested awards would not accelerate automatically if a “replacement award” was provided. For purposes of calculating the value of Mr. Reeg’s one-time performance-based grant in connection with a change of control, we have assumed that all of the applicable stock price goals would be met and the award would vest upon the change of control.

54	2023 PROXY STATEMENT

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Mr. Reeg, our CEO, and the annual total compensation of all of our employees. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Based on our internal review procedures this year, we do not believe that there have been any changes in our employee population or compensation arrangements that we reasonably believe would result in a significant change to our pay ratio calculation. As permitted under Item 402(u) of Regulation S-K, for purposes of calculating the 2022 CEO pay ratio, we used the same employee who was identified as our median employee for 2021 as reported in our proxy statement filed in 2022, and recalculated that employee’s annual total compensation for 2022.

For purposes of determining the median employee in respect of 2021, we determined that, as of December 31, 2021, the employee population of the Company and its consolidated subsidiaries consisted of approximately 48,122 employees as reflected in our internal payroll records. This population included full-time, part-time and seasonal employees employed by us on that date. Less than 5% of our employee population is located outside the U.S. We did not exclude any employees from our population for purposes of calculating the pay ratio.

To identify our median employee from this population for 2021, we used cash compensation paid during 2021, consisting of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate for non-salaried employees, plus bonus payments, other cash-based wages and matching contributions to the employees’ 401k plan account for all employees. We annualized the cash compensation for any employees who were hired during 2021. Certain of our non-salaried employees also may receive tip income, which we excluded for purposes of determining the median employee.

We determined that the median employee’s annual total compensation for 2022 was $36,252 and the annual total compensation of our CEO was $31,349,920 as shown in the “Total” column of the Summary Compensation Table included in this Proxy Statement. Based on this information, for 2022 the ratio of the annual total compensation of Mr. Reeg to the annual total compensation of the median employee was 865 to 1.

Supplemental CEO Pay Ratio

In order to give additional context to the 2022 CEO pay ratio reported above, and as additional context to our CEO’s annual total compensation for 2022, we are providing a supplemental ratio that compares Mr. Reeg’s 2022 annual total compensation, excluding the one-time 100% performance-based award granted in 2022, to the median employee’s annual total compensation. As discussed in the CD&A under the section entitled “2022 One-Time Performance-Based Equity Grant to the CEO”, in 2022 Mr. Reeg was awarded a one-time equity grant that is 100% performance-based and subject to achievement of pre-established stock price hurdles. We are providing this supplemental pay ratio excluding the value of this award because there must be significant levels of stock price appreciation in order for the award to be earned, and because this award is not part of Mr. Reeg’s regular total annual compensation. After excluding the value of this award as reported in the Summary Compensation Table, Mr. Reeg’s annual total compensation as shown in the “Total” column of the Summary Compensation Table would have been $15,670,420, resulting in a supplemental ratio of 432 to 1.

Because the SEC rules for identifying the median employee of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may utilize different methodologies in calculating their pay ratios.

55

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection
Act
, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid to our Principal Executive Officer (“PEO”), the average of our other
Non-PEO
NEOs and certain financial performance of the Company. For further information concerning the Company’s pay-for-performance
philosophy and how the Company seeks to align executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section of this Proxy Statement.

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (1)	COMPENSATION ACTUALLY PAID TO PEO (2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOs (3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOs (4)	TOTAL SHAREHOLDER RETURN (5)	PEER GROUP TOTAL SHAREHOLDER RETURN (6)	NET INCOME (LOSS) (MILLIONS) (7)	ADJUSTED EBITDA (MILLIONS) (8)

2022	$31,349,920	$(15,761,300)	$5,086,053	$(4,320,027)	$69.75	$76.58	$(910)	$3,243

2021	$22,597,251	$35,457,581	$7,207,522	$10,643,119	$156.82	$104.31	$(1,016)	$2,990

2020	$13,692,480	$23,627,242	$4,944,156	$7,883,678	$124.53	$108.20	$(1,758)	$794

(1)	The dollar amounts shown in this column are the amounts of total compensation reported for Mr. Reeg (our PEO) for each corresponding year in the “Total” column of the Summary Compensation Table.

(2)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Reeg, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Reeg during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Mr. Reeg’s total compensation for each year to determine the compensation actually paid:

	PEO
YEAR	REPORTED SUMMARY COMPENSATION TABLE TOTAL	REPORTED VALUE OF EQUITY AWARDS (a)	EQUITY AWARD ADJUSTMENTS (b)	COMPENSATION ACTUALLY PAID

2022	$31,349,920	$(24,616,624)	$(22,494,596)	$(15,761,300)

2021	$22,597,251	$(7,391,597)	$20,251,927	$35,457,581

2020	$13,692,480	$(11,970,501)	$21,905,263	$23,627,242

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The amounts deducted or added, as applicable, in calculating the equity award adjustments are as follows:

	PEO
YEAR	YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED AND UNVESTED IN THE YEAR	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS	YEAR OVER YEAR CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	TOTAL EQUITY AWARD ADJUSTMENTS

2022	$5,963,915	$(26,857,454)	$(1,601,057)	$(22,494,596)

2021	$9,913,657	$10,318,184	$20,086	$20,251,927

2020	$18,369,578	$3,598,922	$(63,237)	$21,905,263

(3)
The dollar amounts reported in this column represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (other than Mr. Reeg) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding

56	2023 PROXY STATEMENT

Mr. Reeg) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Bret Yunker, Anthony L. Carano, Edmund L. Quatmann, Jr. and Stephanie Lepori (ii) for 2021, Gary L. Carano, Bret Yunker, Anthony L. Carano and Edmund L. Quatmann, Jr. and (iii) for 2020, Gary L. Carano, Bret Yunker, Anthony L. Carano and Stephanie Lepori.

(4)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (identified in Footnote 3), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for these NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2(b):

	NON-PEO NEOs
YEAR	REPORTED SUMMARY COMPENSATION TABLE	REPORTED VALUE OF EQUITY AWARDS (a)	EQUITY AWARD ADJUSTMENTS (b)	COMPENSATION ACTUALLY PAID

2022	$5,086,053	$(2,594,142)	$(6,811,938)	$(4,320,027)

2021	$7,207,522	$(2,361,245)	$5,796,842	$10,643,119

2020	$4,944,156	$(3,996,061)	$6,935,583	$7,883,678

	NON-PEO NEOs
YEAR	AVG. YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED AND UNVESTED IN THE YEAR	AVG. YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS	AVG. YEAR OVER YEAR CHANGE IN FAIR VALUE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR	TOTAL EQUITY AWARD ADJUSTMENTS

2022	$1,146,810	$(7,486,124)	$(472,624)	$(6,811,938)

2021	$3,166,917	$3,072,852	$(442,927)	$5,796,842

2020	$6,063,467	$1,219,311	$(347,195)	$6,935,583

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: The Dow Jones U.S. Gambling Total Stock Market Index.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)
While the Company uses numerous financial and
non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link company performance to compensation actually paid to the company’s NEOs, for the most recently completed fiscal year.

For a reconciliation of Net Income (Loss) to Adjusted EBITDA, see the section entitled “Supplemental Unaudited Presentation of Consolidated Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) for the Years Ended December 31, 2022, 2021 and 2020” on pages 45—46 of our 2022 Annual Report on Form
10-K.
Financial Performance Measures
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

a.	Adjusted EBITDA
b.	Relative TSR
c.	Absolute stock price performance
d.	Revenue

57

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

58	2023 PROXY STATEMENT

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income (Loss)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

59

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the Dow Jones U.S. Gambling Total Stock Market Index over the same period.

60	2023 PROXY STATEMENT

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing director compensation and making relevant recommendations to the Board. Aon, the Compensation Committee’s independent consultant, annually prepares a competitive total compensation study against the same peers as used for our annual executive compensation study.

The Compensation Committee approved the following director compensation program for 2022, based on a report and recommendation provided by Aon:

COMPONENT	ANNUAL AMOUNT ($)

Annual Retainer	100,000

Annual Vice Chair Retainer*	100,000

Lead Independent Director	50,000

Audit Committee service	20,000

Compensation Committee service	15,000

Corporate Social Responsibility Committee service	15,000

Nominating and Corporate Governance Committee service	10,000

Audit Committee Chair	40,000

Compensation Committee Chair	30,000

Corporate Social Responsibility Committee Chair	30,000

Nominating and Corporate Governance Committee Chair	20,000

Annual equity grant	225,000

Vice Chair equity grant*	200,000

*	Effective July 1, 2022, the Board approved a Vice Chair cash retainer of $100,000 in lieu of the Vice Chair equity grant.

All of our directors are reimbursed for expenses incurred in connection with their service on the Board. In addition, as a casino-entertainment and hospitality services provider, we are able to provide perquisites relating to food and beverage, hotel, entertainment and related offerings, with little or no additional cost to us, at comped values not to exceed $20,000 per year. These offerings allow members of our Board and management the opportunity to better understand and experience our products and services.

The following table sets forth the compensation provided by the Company to non-employee directors during 2022:

NAME	FEES EARNED OR PAID IN CASH ($)(6)	STOCK AWARD OR UNIT ($)(7)(8)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Bonnie S. Biumi	120,000	196,654	—	316,654

Jan Jones Blackhurst(1)	130,000	196,654	15,454	342,108

Frank J. Fahrenkopf Jr.	130,000	196,654	—	326,654

Don R. Kornstein(1)(2)	205,000	371,490	6,047	582,537

Courtney R. Mather(3)	130,000	196,654	—	326,654

Sandra L. Morgan(4)	101,250	196,654		297,904

Michael E. Pegram(5)	125,000	196,654	—	321,654

David P. Tomick	200,000	196,654	—	396,654

(1)

Ms. Jones Blackhurst and Mr. Kornstein receive medical, dental and vision insurance coverage under the Former Caesars health insurance plans, which plans were assumed by the Company in connection with the Merger. The amount shown under “All Other Compensation” represents the amounts paid by the Company during 2022 in connection with providing Mr. Kornstein and Ms. Jones Blackhurst with these benefits.

(2)

Mr. Kornstein received a Vice Chair equity grant of $200,000 in 2022 as part of the Company’s annual grants and Mr. Kornstein was paid a prorated amount of $50,000 for the remainder of 2022 in respect of the Vice Chair cash retainer.

61

(3)

Mr. Mather previously elected to defer his cash retainer fees into deferred phantom stock units under the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan. He also elected to defer his annual equity grant for 2022 under the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan.

(4)	Ms. Morgan resigned from the board in July 2022.

(5)	Mr. Pegram previously elected to defer his annual equity grant for 2022 under the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan.

(6)	Represents fees paid in cash in respect of service during the calendar year 2022.

(7)	Amounts shown represent the grant date fair value of stock awards calculated in accordance with FASB ASC 718.

(8)

As of December 31, 2022, none of the non-employee directors held unvested stock awards. As of December 31, 2022, Ms. Biumi and Messrs. Fahrenkopf, Mather, Pegram and Tomick held 4,612, 49,015, 5,628, 47,098 and 41,470 deferred stock units, respectively.

Pursuant to the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan, non-employee directors have an opportunity to defer their Board compensation and equity grants. Mr. Mather has elected to defer his cash retainer fees into deferred phantom stock units, which will be settled in shares of common stock on the applicable settlement date. Mr. Mather also elected to defer his annual equity grant for 2022.

As described above in the section titled “Board Leadership and Risk Oversight”, as a publicly traded corporation registered with and licensed by multiple regulatory bodies and as required by the Mississippi Gaming Commission, Nevada Gaming Commission, and New Jersey Casino Control Commission, we maintain a Compliance Committee, which currently includes independent directors Messrs. Fahrenkopf and Pegram, and non-director members Mr. A.J. “Bud” Hicks (who serves as the Chairperson and an independent member of the Compliance Committee), Anthony L. Carano, Ms. Lepori and Mr. Jeffrey Hendricks (who serves as the Compliance Officer). Mr. Quatmann also serves as an ex-officio member of the Compliance Committee. Ms. Morgan, who resigned from the Board in July 2022, and Messrs. Fahrenkopf and Pegram each received an annual cash retainer fee of $10,000 for service on the Compliance Committee, which is included in the table above.

62	2023 PROXY STATEMENT

The Audit Committee reviews the performance and independence of the independent registered public accounting firm annually. During 2022, the Audit Committee continued to retain Deloitte & Touche LLP. If the Company’s shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, and they will have the opportunity to make a statement if they desire to do so. We also expect that they will be available to respond to appropriate questions.

63

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and our consolidated financial statements. The Board, in its business judgment, has determined that all members of the Audit Committee are “independent”, as required by applicable listing standards of Nasdaq and the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee operates pursuant to an Audit Committee Charter that was originally adopted in September 2014 and most recently amended in April 2022. As set forth in the Audit Committee Charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the U.S. In addition, our independent registered public accounting firm expresses an opinion on the effectiveness of our internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its responsibility to monitor and oversee our internal controls over financial reporting the Audit Committee received and reviewed periodic reports and updates from our management and our independent registered public accounting firm on our compliance with our obligations relating to documenting and testing its internal controls over financial reporting. The Audit Committee also discussed with management, and our independent registered public accounting firm, management’s assessment of the effectiveness of our internal controls over financial reporting, which was included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and our independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 61, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, including the PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, as currently in effect, and has discussed with the independent registered public accounting firm that firm’s independence.

Our members of the Audit Committee are not full-time employees and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of our consolidated financial statements has been carried out in accordance with the audit standards of the PCAOB, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that our independent registered public accounting firm is in fact “independent”.

64	2023 PROXY STATEMENT

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

David P. Tomick, Chair	Bonnie S. Biumi	Courtney R. Mather

POLICY ON AUDIT COMMITTEE PRE-APPROVAL

The Audit Committee’s charter provides for the pre-approval of audit and non-audit services performed by our independent registered public accounting firm(s). Under the charter, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm(s) in a designated category (audit, audit-related, tax services and all other services). The Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. All audit, tax and other services provided by Deloitte & Touche LLP were pre-approved by the Audit Committee.

FEES PAID TO AUDITORS

The following table summarizes the aggregate fees paid to Deloitte & Touche LLP or accrued by the Company during 2022 and 2021:

	2022 ($)	2021 ($)

Audit Fees(1)	7,228,945	9,992,360

Audit-Related Fees(2)	1,285,000	1,121,000

Tax Fees(3)	220,213	62,376

All Other Fees	—	—

Total(4)	8,734,158	11,175,736

(1)	Audit fees include:

•

Audit of the Company’s annual financial statements, including the audits of the various subsidiaries’ financial statements, including those of gaming operations as required by the regulations of the respective jurisdictions;

•	International audit fees and other non-recurring audits

•	Sarbanes-Oxley Act, Section 404 attestation services;

•	Reviews of the Company’s quarterly financial statements;

•	Consents and other services related to SEC matters and debt offerings; and

•	Related out-of-pocket expenses.

•	For 2022 and 2021, audit fees included $325,000 and $440,000, respectively, for audit services requested by a third party for which the Company was fully reimbursed.

(2)	Audit-Related Fees include:

•	Quarterly revenue and compliance audits performed at certain of our properties as required by state gaming regulations;

•	Audits of employee benefit plans;

•	Agreed-upon procedures engagements; and

•	Related out-of-pocket expenses.

(3)	Tax Fees include:

•	Tax advisory services performed analyzing and evaluating the tax impact of proposed transactions and general consulting services.

(4)

Fees paid to our auditors are inclusive of approximately $7 million for the years ended December 31, 2022 and 2021, respectively, related to our recurring annual and interim reporting, including our required statutory audits. Additional audit fees incurred in 2022 and 2021 were attributable to a business acquisition, the disposal of certain international operations, and various nonrecurring standalone audits.

65

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S INDEPENDENCE

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. The Audit Committee determined that such services are compatible with the provision of independent audit services.

66	2023 PROXY STATEMENT

The Board believes that it is important to provide protection from certain liabilities that may discourage prospective or current officers and directors from serving the Company. In the absence of such protection, qualified directors and officers might be deterred from serving as directors and officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of shareholder interests. The Company also expects that many public companies, including certain of the Company’s peers, will adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation and that failing to adopt the amendment to be included in the A&R Certificate of Incorporation could impact our recruitment and retention of exceptional officer candidates who conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceed the benefits of serving as an officer of the Company. The Certificate of Incorporation currently provides for exculpation of directors but does not include a provision that allows for exculpation of officers. The amendment to include officer exculpation will more generally align the protections available to our officers with those currently available to our directors.

For the foregoing reasons, the Board unanimously approved and has declared advisable an amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by Delaware law and recommends that the shareholders of the Company approve such amendment and the amendment and restatement of the Certificate of Incorporation to reflect such amendment.

Proposed Article VI of the A&R Certificate of Incorporation would read as follows:

“No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director or officer as a director or officer, respectively, except for liability (i) for any breach of such director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, in the case of directors only, (iv) for any transaction from which such director or officer derived an improper personal benefit, or (v) for any action by or in the right of the Corporation, in the case of officers only. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

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Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.”

Other than the replacement of the existing Article VI with the proposed Article VI, the remainder of our Certificate of Incorporation will remain unchanged. If approved by the Company’s shareholders, the A&R Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware. We currently plan to file the A&R Certificate of Incorporation promptly after the Annual Meeting if this proposal is approved by shareholders holding a majority of the voting power of the outstanding shares of our Common Stock as of the Record Date.

68	2023 PROXY STATEMENT

The Comptroller of the State of New York, as the trustee of the New York State Common Retirement Fund (the “Fund”) and the Administrative Head of the New York State and Local Retirement System, has informed us the Fund intends to solicit proxies at the Annual Meeting for the following proposal. The Fund has also advised us that collectively it beneficially owns 216,344 shares of our common stock, which constitute approximately [0.1]% of our outstanding common stock as of April 17, 2023.

The text of the proposal is the sole responsibility of the Fund and is set forth in italics below.

The Board has evaluated the Fund’s proposal and has a statement in response to such shareholder proposal as set forth below.

Resolved, that the shareholders of Caesars Entertainment, Inc. (“Caesars” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

a.

Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

b.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

i.	The identity of the recipient as well as the amount paid to each; and

ii.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of Caesars, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

A company’s reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations – groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.

When the Conference Board released its 2021 “Under a Microscope” report it detailed these risks, and recommended the process suggested in this proposal. The organization also said, “a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity—and the risks that come with it—into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions—and other forms of activity—are at odds with core company values.”

Publicly available records show Caesars has contributed at least $8 million in corporate funds since the 2010 election cycle.

69

This proposal asks Caesars to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations which may be used for electoral purposes–and are otherwise not public. This would bring our Company in line with a growing number of leading companies, including MGM Resorts International, Las Vegas Sands Corp., and Marriott International Inc., which present this information on their websites.

Without knowing the recipients of our company’s political dollars we cannot sufficiently assess whether our company’s election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. We urge your support for this critical governance reform.

Statement from the Board of Directors in Opposition to the Shareholder Proposal

The Board unanimously recommends a vote AGAINST the foregoing proposal.

The Board believes that adopting the shareholder proposal would not be in the best interests of the Company or its shareholders. While we share the proponents’ interest in transparency and accountability in corporate electoral spending, the Board believes that legal requirements relating to disclosure of political contributions together with the Company’s existing policies and practices provide appropriate oversight and accountability and achieve the objectives of this proposal. Although our corporate political contributions serve an important corporate purpose, such contributions represent only a small fraction of our total expenses (less than 0.03% in the year ended December 31, 2022).

Political contributions, where permitted, are an important part of the regulatory and legislative process in the United States. The Company operates within a highly-regulated industry, and our operations and development and expansion opportunities may be significantly affected by the actions of elected and appointed officials at the local, state and national levels. It is important that we actively participate in the electoral and legislative processes in order to further the business objectives and interests of the Company and protect the interests of our shareholders. We do this by contributing prudently (and in compliance with existing disclosure laws) to state and local candidates, political organizations and/or trade associations when we determine that such contributions may advance the Company’s business objectives and the interests of our shareholders. We believe that recipients of political contributions take positions and address issues of importance to the Company in a thoughtful manner, and the associations in which we participate take positions and address policy issues in a collective industry manner and often advance positions consistent with Company interests. However, participating in the political process and being a member of various trade associations come with the understanding that we may not always agree with all of the positions of the recipients we support, the organizations in which we participate or the other members of those organizations. While we acknowledge that some of these associations represent a diverse base of companies and industries with interests and policies that at times may not align with our own, we nevertheless believe that participating in these associations is beneficial to advancing our policies and the interests of our shareholders. Additional information related to our public policy engagement efforts is publicly available in the “Corporate Social Responsibility” section of our website located at https://www.caesars.com/corporate-social-responsibility. Our Code of Ethics and Business Conduct also contains requirements that apply to the political campaign contribution process. Those requirements are publicly available on the “Governance” page of our website located at https://investor.caesars.com/corporate-governance, under “Other Governance Documents”.

Political contributions are subject to extensive regulation under federal and state laws. The Company strives to comply with all applicable laws when engaging in any type of lobbying or political activity, including laws requiring public disclosure of political contributions and lobbying expenses to state and federal agencies. Significant information about our political contributions is already publicly available. Additionally, in accordance with federal law, the Company does not use corporate funds to directly contribute or provide anything of value to candidates seeking federal elected office.

Separate from federal requirements, the Company is also subject to state-specific regulatory requirements that influence the Company and corporate governance requirements unique to the gaming industry. Certain states prohibit the Company and licensed individuals from making contributions in those respective jurisdictions. Additionally, the Company’s Compliance Committee reviews all political contributions made by the Company on a quarterly basis and the Company’s Compliance Officer reports any actual or claimed violations of any federal or state campaign finance or election laws to the Compliance Committee. The Company’s management also

70	2023 PROXY STATEMENT

regularly discusses regulatory issues, public policy and political activities with our full Board. Given the importance of regulatory requirements to the gaming industry and our business, our Board will continue to exercise oversight with respect to these matters.

We believe that most (if not all) of our competitors also make political contributions. While certain of our competitors have elected to disclose information beyond disclosure required by applicable legal requirements, other competitors disclose only information that is required pursuant to applicable law. If the Company were required to expand its disclosures of political contributions and expenditures beyond those required by applicable law and our competitors elect not to make similar disclosures, the Company could be at a competitive disadvantage. Such additional disclosures could benefit our competitors while harming the interests of the Company and our shareholders by revealing our strategies and priorities.

For these reasons, among others, we believe that the Company should not be required to provide disclosure of political contributions and expenditures made with corporate funds beyond the requirements of applicable law.

71

The Comptroller of the City of New York, as the custodian and trustee of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement Systems and the New York City Board of Education Retirement System (collectively the “New York Retirement Systems”), has informed us the New York Retirement Systems intend to solicit proxies at the Annual Meeting for the following proposal. The New York Retirement Systems have also advised us that they collectively beneficially own 230,857 shares of our common stock, which constitute approximately [0.1]% of our outstanding common stock as of April 17, 2023.

The text of the proposal is the sole responsibility of the New York Retirement Systems and is set forth in italics below.

The Board has evaluated the New York Retirement Systems’ proposal and has a statement in response to such shareholder proposal as set forth below.

RESOLVED: Shareholders of Caesars Entertainment, Inc. (“Caesars”) request that its Board of Directors (the “Board”) disclose in its annual proxy statement each director/nominee’s self-identified gender and race/ethnicity, as well as the skills and attributes that are most relevant in light of Caesars’ overall business, long-term strategy, and risks. The requested information shall be presented in matrix format and shall not include any attributes the Board identifies as minimum qualifications for all director candidates (the “Board Matrix”).

Supporting Statement

Investors believe that a diverse board – in terms of relevant skills, gender, and race/ethnicity – is an indicator of a well-functioning board. Among other benefits, diverse boards can better manage risk by avoiding groupthink. Caesars’ Board sets the tone from the top, and the disclosure of a Board Matrix would signal to your employees, customers, suppliers, and investors that the directors themselves value diversity and inclusion in the boardroom.

Many institutional investors prioritize board diversity in their proxy voting guidelines and engagement initiatives. Significant time and resources must be spent by investors to ascertain director information from ambiguous, and aggregate company disclosures or they must rely on data providers, which also draws from the same, imprecise sources. Even when photographs are provided, investors and data providers may be unable to appropriately determine the race or ethnicity of directors. As a result, it can be unnecessarily challenging for investors to fulfill their fiduciary duties and vote according to their own proxy voting guidelines.

Moreover, in its 2022 proxy statement, Caesars provides no particularized data with respect to how its directors’ individual qualifications fit together to effectively fulfill the Board’s oversight responsibilities. Nor is each director’s self-identified race/ethnicity explicitly disclosed.

A Board Matrix would enable investors to make better informed proxy voting decisions by providing them with consistent, comparable and accurate data concerning Caesars’ directors in a structured and decision-useful format. Such information would enable investors to: (1) assess how well-suited individual director nominees are for Caesars in light of its long-term business strategy and risks, including the overall mix of director attributes and skills; (2) identify any gaps in skills or attributes; and (3) make meaningful, year-over-year comparisons of the Board’s composition; and (4) ascertain the self-identified gender, race/ethnicity, skills and attributes of any particular director who has assumed leadership roles on the board/committees, as well as his/her/their tenure.

The proposal neither prevents nor discourages Caesars from disclosing any other data or information that the Board believes is relevant. Other leading companies, such as Goldman Sachs, Intel, 3M and Host Hotels & Resorts have published a Board Matrix with individualized director data in a decision-useful format. These matrices use EEO-I categories for disclosing the diversity of individual directors, which allows for consistent and comparable data.

We urge shareholders to vote FOR this proposal.

72	2023 PROXY STATEMENT

Statement from the Board of Directors in Opposition to the Shareholder Proposal

The Board unanimously recommends a vote AGAINST the foregoing proposal.

The Board believes that adopting the shareholder proposal would not be in the best interests of the Company or its shareholders.

The Board agrees that a diversity of skills and attributes is a key quality of a well-functioning board and is important for shareholders. Diverse Board skills and attributes ensure appropriate Board oversight. As such, the Company provides detailed information regarding the Board in its proxy statement and on its website.

In addition, diversity of experiences and backgrounds are important considerations in identifying and assessing Board candidates. The success of the Board’s refreshment program is clearly evident in the results. Three of the last eight most recently elected independent directors were women or racial ethnic minorities. Since the consummation of the Merger, the Board has received significant shareholder support in annual elections, with votes on average ranging from 96.59% from the 2021 annual meeting to 98.80% from the 2022 annual meeting for the candidates recommended for election by the Board.

The Company supplemented this year’s proxy statement with several enhancements, including an updated matrix that is intended to be more user-friendly and combines factors such as skills, tenure, age and diversity into a single matrix. This is in addition to the data previously disclosed, including lists of the qualifications and competencies sought by the Board and reasons those qualifications and competencies are important. Additionally, the Board has considered diversity consistently as it engages in candidate searches.

The imposition of a prescriptive matrix by individual director can promote a check-the-box approach to refreshment, thus increasing the risk of bypassing well-qualified candidates, and may lead shareholders to incorrectly believe that only a subset of directors contribute to particular decisions or represent the Board on particular matters. Instead, the Board acts as a collective body, representing the interests of all shareholders. While individual directors leverage their experience and knowledge, Board decisions and perspectives reflect the collective wisdom of the group. The breadth of our disclosures, including the enhancements mentioned above, emphasize the collective strength of our Board and meaningfully address the proposal.

73

OTHER BUSINESS

Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

NOTICE REGARDING ABANDONED PROPERTY LAW OF NEW YORK STATE

We have been informed by our transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), that New York State now requires the Company’s Transfer Agent to report and escheat all shares held by our record shareholders if there has been no written communication received from the shareholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their shareholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent’s possession, and even though the shareholder’s address of record is apparently correct.

The Transfer Agent has advised us that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident shareholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those shareholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent’s files, but those who do not respond will have their shares escheated. Shareholders will be able to apply to New York State for the return of their shares.

Accordingly, shareholders that may be subject to New York’s Abandoned Property Law should make their inquiries and otherwise communicate, with respect to us, in writing. Shareholders should contact their attorneys with any questions they may have regarding this matter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

RELATED PARTY TRANSACTION POLICY

APPROVAL OF RELATED PARTY TRANSACTIONS

The Code requires that any proposed transaction between us and a related party, or in which a related party would have a direct or indirect material interest, be promptly disclosed to our Compliance Committee. The Compliance Committee is required to disclose such proposed transactions promptly to our Audit Committee.

Our Audit Committee Charter and the Code require our Audit Committee to review and approve all of our related party transactions. Any director having an interest in the transaction is not permitted to vote on such transaction. The Audit Committee will determine whether or not to approve any such transaction on a case-by-case basis and in accordance with the provisions of the Audit Committee Charter and the Code, including the standards set forth in the Conflicts of Interest Policy contained in the Code. Under the Code, a “related party” is any of the following:

•	a director (or director nominee);

74	2023 PROXY STATEMENT

•	an executive officer of the Company;

•	an immediate family member of any executive officer or director;

•	a beneficial owner of 5% or more of any class of our voting securities;

•	an entity in which one of the above described persons has a substantial ownership interest or control of such entity; or

•	any other person or entity that would be deemed to be a related person under Item 404 of SEC Regulation S-K or applicable Nasdaq rules and regulations.

A related party transaction is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements, or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect interest.

RELATED PARTY TRANSACTIONS

LEASED PROPERTY

We own the entire parcel on which Eldorado Reno is located, except for approximately 30,000 square feet which is leased from C. S. & Y. Associates, which is an entity partially owned by Recreational Enterprises, Inc. (“REI”), which is owned by members of the Carano family, including Gary L. Carano, and various trusts of which members of the Carano family are beneficiaries. In addition, each of Gary L. Carano and Thomas R. Reeg serve as members of the board of directors of REI. The lease expires on June 30, 2057. Rent pursuant to the lease amounted to $606,000 in 2022 and is subject to periodic rent escalations through the term of the lease.

75

COMPENSATION PAID TO FAMILY MEMBERS

For the period beginning January 1, 2022 to April 1, 2023, family members who are related to Gary L. Carano and Thomas R. Reeg were paid compensation in connection with their positions as follows:

NAME	RELATIONSHIP	POSITION	ENTITY	CASH & OTHER COMPENSATION ($)(1)	2022 RSUs ($)(2)	2023 RSUs ($)(3)	TOTAL ($)

Glenn Carano	Brother of Gary L. Carano	Vice President of Player Development	Caesars Entertainment Services	370,253	—	—	370,253

William Reeg	Brother of Thomas R. Reeg	Senior Vice President of Regional Operations	Caesars Entertainment Services	818,189	314,574	417,498	1,550,261

Shawn Clancy	Brother-in-law of Thomas R. Reeg	Chief Development Officer	Caesars Entertainment Services	650,564	173,815	230,604	1,054,983

Nina Carano	Daughter of Gary L. Carano	Executive Director of Accounts	Caesars Entertainment Services	276,354	17,440	22,694	316,488

Katie Carano Miller	Daughter of Gary L. Carano	Senior Vice President, Communications and Government Relations	Caesars Entertainment Services	675,162	183,520	243,497	1,102,179

Gene Carano	Brother of Gary L. Carano	Vice President of Player Development	Caesars Entertainment Services	196,029	—	—	196,029

Gregg Carano	Brother of Gary L. Carano	Vice President of Player Development	Caesars Entertainment Services	256,173	—	—	256,173

Donald Carano II	Nephew of Gary L. Carano	Director of Community Relations	Silver Legacy, Eldorado Reno and Circus Circus Reno	180,956	17,440	22,694	221,090

(1)

Includes base salary, bonus amounts paid (if any) in respect of 2022 performance, 401(k) matching contributions, insurance premiums and, to the extent applicable, severance or certain other personal benefits. For Gregg Carano, “Other Compensation” for 2022 includes the aggregate incremental cost to the Company associated with Mr. Gregg Carano’s personal use of Company-owned aircraft (which was $59,986 for 2022). The cost of Company-owned aircraft is calculated based on an estimate of the aggregate incremental cost to the Company, consisting of the cost to the Company of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. Since our aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of our aircraft and the cost of maintenance not specifically related to trips.

(2)	Represents aggregate grant date fair value of performance and time-based RSUs granted during 2022.

(3)	Represents aggregate grant date fair value of performance and time-based RSUs granted during 2023.

76	2023 PROXY STATEMENT

SECURITY OWNERSHIP

The following table provides certain information regarding the beneficial ownership of our outstanding capital stock based on public disclosures or otherwise known to the Company as of April 11, 2023:

•	Each person or group known to us to be the beneficial owner of more than 5% of our capital stock.

•	Each of our NEOs in the Summary Compensation Table.

•	Each of our directors and director nominees; and

•	All our current directors and executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community or marital property laws, the persons identified in the table possess sole voting and investment power with respect to all shares of common stock held by them.

The percentage of class is based on 215,194,693 shares of our common stock outstanding as of April 11, 2023. Unless otherwise indicated, the address for each of the shareholders listed below is c/o 100 West Liberty Street, 12th Floor, Reno, Nevada, 89501.

NAME OF BENEFICIAL OWNER	SHARES OF COMMON STOCK BENEFICIALLY OWNED (#)	PERCENTAGE OF CLASS (%)

>5% Shareholders

The Vanguard Group, Inc.(1)	22,779,060	10.6%

FMR LLC(2)	20,589,383	9.6%

Capital Research Global Investors(3)	20,900,743	9.7%

BlackRock, Inc.(4)	17,362,106	8.1%

Janus Henderson Group plc(5)	12,298,927	5.7%

Directors and Nominees

Bonnie Biumi(6)	22,371	*

Jan Jones Blackhurst	10,509	*

Gary L. Carano(7)	314,915	*

Frank J. Fahrenkopf, Jr.(8)	53,896	*

Don R. Kornstein(9)	45,734	*

Courtney R. Mather(10)	44,661	*

Michael E. Pegram(11)	158,288	*

Thomas Reeg(12)	328,270	*

David P. Tomick(13)	69,791	*

Other Named Executive Officers

Anthony L. Carano(14)	139,267	*

Bret Yunker	89,735	*

Edmund L. Quatmann, Jr.	34,893	*

Stephanie Lepori	41,910	*

All current directors and executive officers as a group (14 persons)(15)	1,369,424	*

*	Indicates less than 1%.

(1)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G/A as filed with the SEC on February 9, 2023. The address of The Vanguard Group, LLC is 100 Vanguard Blvd, Malvern, PA 19355.

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(2)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G/A as filed with the SEC on February 9, 2023. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(3)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G as filed with the SEC on February 13, 2023. The address of Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(4)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G/A as filed with the SEC on February 3, 2023. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)

Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G as filed with the SEC on February 13, 2023. The address of Janus Henderson Group plc is 201 Bishopsgate, EC2M 3AE, United Kingdom.

(6)	Includes 4,612 deferred RSUs that are acquirable within 60 days.

(7)

Includes 40,000 shares owned by Mr. Gary Carano’s wife, 20,000 shares indirectly owned through a trust, and 60,020 shares owned by Mr. Gary Carano subject to a pledge arrangement. In addition to the shares of our common stock reported in the table above, Gary L. Carano directly and indirectly through various trusts holds a 10.1% ownership interest in and is a member of the board of directors of, REI. He does not hold voting power or dispositive power with respect to REI’s 8,604,325 shares of our common stock and he disclaims beneficial ownership of REI’s 8,604,325 shares of our common stock except to the extent of any pecuniary interest therein. Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13D as filed with the Securities and Exchange Commission on October 1, 2020.

(8)	Includes of 49,015 deferred RSUs that are acquirable within 60 days.

(9)	Includes 6,500 shares held indirectly through a trust established for the benefit of children.

(10)

Mr. Mather has elected to defer his cash board fees into deferred stock units, pursuant to the Caesars Entertainment Corporation Outside Director Deferred Compensation Plan. Includes 18,152 deferred phantom stock units and 10,509 deferred RSUs that are acquirable within 60 days.

(11)	Includes 51,979 deferred RSUs that are acquirable within 60 days,

(12)

Represents shares of common stock owned directly by Mr. Reeg and 10,000 shares indirectly owned by Mr. Reeg through a trust. Mr. Reeg is a member of the board of directors of REI. Mr. Reeg does not have voting or dispositive power with respect to the shares of common stock held by REI and disclaims beneficial ownership of such shares of common stock.

(13)

Includes 41,470 deferred RSUs that are acquirable within 60 days, of which 30,000 deferred RSUs were transferred to a trust for the benefit of Mr. Tomick’s children. Also includes 5,800 shares owned by Mr. Tomick’s wife.

(14)	Includes 32,767 shares of common stock that are subject to a pledge arrangement.

(15)	Consists of the current members and nominees of our Board, our other NEOs and Mr. Jones.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information may be accessed electronically by means of the SEC’s Internet site at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is www.caesars.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.

78	2023 PROXY STATEMENT

WHAT IS THE PURPOSE OF THE ANNUAL MEETING, AND WHAT AM I VOTING ON?

At the Annual Meeting you will be voting on the following proposals:

1.

Proposal 1: To elect nine (9) director nominees to our Board, each to serve as a director until the 2024 annual meeting of shareholders, or until such director’s respective successor is duly elected and qualified or, if earlier, until such director’s death, resignation or removal. This year’s Board nominees are:

•	Gary L. Carano

•	Bonnie S. Biumi

•	Jan Jones Blackhurst

•	Frank J. Fahrenkopf

•	Don R. Kornstein

•	Courtney R. Mather

•	Michael E. Pegram

•	Thomas R. Reeg

•	David P. Tomick

2.	Proposal 2: To hold an advisory vote to approve Named Executive Officer compensation.

3.	Proposal 3: To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

4.

Proposal 4: To approve and adopt an amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers and the amendment and restatement of the Company’s Certificate of Incorporation to reflect such amendment.

5.	Proposal 5: A shareholder proposal regarding Company political disclosures.

6.	Proposal 6: A shareholder proposal regarding Board matrix.

WHAT ARE THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS?

The Company’s Board recommends the following votes:

1.	FOR each of the director nominees (Proposal 1).

2.	FOR the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers (Proposal 2).

3.	FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (Proposal 3).

4.

FOR the approval and adoption of the amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers and the amendment and restatement of the Company’s Certificate of Incorporation to reflect such amendment (Proposal 4).

5.	AGAINST the shareholder proposal regarding Company political disclosures (Proposal 5).

6.	AGAINST the shareholder proposal regarding Board matrix (Proposal 6).

HOW CAN I ATTEND THE ANNUAL MEETING?

Our Annual Meeting will be held in-person at the Eldorado Resort & Casino 345 North Virginia Street, Reno, Nevada 89501. You also will be able to vote your shares in-person at the Annual Meeting.

79

CAN I ASK QUESTIONS DURING THE MEETING?

Yes. To submit your questions in advance of the Annual Meeting, please log on to www.proxyvote.com

WHO IS ENTITLED TO VOTE?

As of the close of business on April 17, 2023, which is the “Record Date”, [●] shares of common stock were outstanding (excluding shares of Caesars common stock being held in escrow trust to satisfy unsecured claims pursuant to the Third Amended Joint Plan of Reorganization, filed with the U.S. Bankruptcy Court for the Northern District of Illinois in Chicago on January 13, 2017, at Docket No. 6318, which are not entitled to vote (the “Escrow Trust Shares”)). All record holders of Company common stock (other than the holder of the Escrow Trust Shares) are entitled to vote. Each share of common stock outstanding as of the Record Date is entitled to one vote.

WHO MAY ATTEND THE ANNUAL MEETING?

Shareholders of record as of the close of business on the Record Date, or their duly appointed proxies may attend the Annual Meeting.

WHO IS SOLICITING MY VOTE?

Our Board is sending you and making available this Proxy Statement in connection with the solicitation of proxies for use at the Annual Meeting. The Company pays the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by certain of our directors, officers and employees, without additional compensation. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of shares of our common stock, in which case we will reimburse these parties for their reasonable out-of-pocket expenses. The Company has also made arrangements with D.F. King to assist it in soliciting proxies and has agreed to pay D.F. King approximately $15,000, plus reasonable expenses for these services.

HOW MANY SHARES MUST-BE PRESENT TO CONDUCT THE ANNUAL MEETING?

A majority of the shares of our common stock entitled to vote at the Annual Meeting, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock represented in person or by proxy (including shares which abstain, broker non-votes and shares that are not voted with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

WHAT IS THE VOTE REQUIRED TO ELECT DIRECTORS?

Directors are elected by a majority of the votes cast by shareholders present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. Shareholders may vote FOR all or some of the nominees or shareholders may vote WITHHOLD with respect to one or more of the nominees. The affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote thereon is required to elect a director. A vote to WITHHOLD will have the effect of a negative vote. Abstentions and broker non-votes will not affect the outcome of the election of directors, because they are not considered votes cast.

WHAT IS THE VOTE REQUIRED TO APPROVE THE OTHER PROPOSALS?

The vote required to approve Proposals 2, 3, 5 and 6 is as follows:

The affirmative vote of a majority of the votes cast by shareholders present in person or by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to (i) approve, on an advisory, non-binding basis, the compensation of the Company’s named executive officers (Proposal 2), (ii) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023 (Proposal 3), (iii) approve the shareholder proposal regarding Company political disclosures (Proposal 5) and (iv) approve the shareholder proposal regarding Board matrix (Proposal 6). Abstentions and broker non-votes are not considered votes cast although they are counted toward determining whether or not there

80	2023 PROXY STATEMENT

is a quorum. Accordingly, abstentions and broker non-votes will have no effect on Proposals 2, 3, 5 or 6. Proposal 3 is a routine matter and brokers are entitled to exercise their voting discretion without receiving instructions from the beneficial owner of the shares, and therefore no broker non-votes are expected with respect to Proposal 3.

The vote required to approve Proposal 4 is as follows:

An affirmative vote of the majority of the voting power of the outstanding shares of our common stock as of the Record Date is required to approve and adopt an amendment to the Company’s Certificate of Incorporation to limit the liability of certain officers and the amendment and restatement of the Company’s Certificate of Incorporation to reflect such amendment (Proposal 4). Abstentions and broker non-votes will have the same effect as a vote “against” Proposal 4.

Other matters may be voted on if they are properly brought before the Annual Meeting in accordance with our Bylaws. We know of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, then the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date of this Proxy Statement, we do not anticipate that any other matters will be raised at the Annual Meeting.

IS CUMULATIVE VOTING PERMITTED?

No.

WHAT IF I ABSTAIN FROM VOTING?

If you attend the meeting or send in your signed proxy card but abstain from voting, you will still be counted for purposes of determining whether a quorum exists. For the effect of abstentions on the outcome of the vote on any proposal, see the questions above “What is the vote required to elect directors?” and “What is the vote required to approve the other proposals?”.

WHAT IS A “BROKER NON-VOTE”?

Under the stock exchange rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is a non-routine matter, a broker or nominee may not vote the shares on the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote”. Broker non-votes will be counted for purposes of determining the presence of a quorum. Routine matters include ratification of the selection of independent public accountants. Proposals 1, 2, 4, 5 and 6 are non-routine matters. As a result, if you do not instruct your bank, broker or other holder of record on how to vote your shares on Proposals 1, 2, 4, 5 and 6, then your shares may not be voted on these matters at the Annual Meeting. Accordingly, we urge you to give instructions to your bank, broker or other holder of record as to how you wish your shares to be voted so you may participate in the voting on these important matters. For the effect of broker non-votes on the outcome of the vote on any proposal, see the questions above “What is the vote required to elect directors?” and “What is the vote required to approve the other proposals?”.

WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET?

If you are a registered shareholder and you do not sign and return your proxy card or vote by telephone or over the Internet, your shares will not be voted at the Annual Meeting. If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters but may not vote your shares on non-routine matters. Under applicable stock market rules, Proposal 3 relating to the ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter, and brokers and other nominees may exercise their voting discretion without receiving instructions from the beneficial owners of the shares. Each of Proposals 1, 2, 4, 5 and 6 is a non-routine matter and, therefore, your broker will not be able to vote your shares without your instructions.

81

HOW DO I VOTE IF MY SHARES ARE REGISTERED DIRECTLY IN MY NAME?

We offer four methods for you to vote your shares: in advance by telephone, through the Internet, by mail, or in person at the Annual Meeting. Instructions for voting in advance are included in the notice at the beginning of this Proxy Statement. We encourage you to vote through the Internet or by telephone, as they are the most cost-effective methods for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. There is no charge to vote your shares via the Internet, though you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail your proxy card. You will need to enter the 16-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to vote during the meeting.

HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

If your shares are held in street name, you will receive a form from your broker or other nominee seeking instruction as to how to vote your shares. You should contact your broker or other nominee with questions about how to provide or revoke your instructions.

WHO WILL COUNT THE VOTE?

Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of election to tabulate shareholder votes for the Annual Meeting.

CAN I CHANGE MY VOTE AFTER I RETURN OR SUBMIT MY PROXY?

Yes. Even after you have submitted your proxy, you can revoke your proxy or change your vote at any time before the proxy is exercised: by submitting a new proxy with a later date; by providing written notice to the Corporate Secretary or acting secretary of the Annual Meeting; or by voting in person at the Annual Meeting.

MAY I VOTE AT THE ANNUAL MEETING?

If you are a registered holder and are permitted to attend the Annual Meeting (see “Who may attend the Annual Meeting?” above), you may complete a voting ballot at the meeting. If you already properly submitted your vote in advance and would like to change your vote at the meeting, then please give written notice that you would like to revoke your original proxy to the Corporate Secretary or acting secretary of the Annual Meeting.

If a broker, bank or other nominee holds your shares and you wish to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the broker, bank or other nominee, otherwise you will not be permitted to vote in person at the Annual Meeting.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC within four business days following the Annual Meeting. All reports we file with the SEC are available when filed. Please see the section “Other Information—Where to Find Additional Information”.

WHERE CAN I FIND A LIST OF THE COMPANY’S SHAREHOLDERS?

A list of the Company’s shareholders is available at the Company’s corporate headquarters, located at 100 West Liberty Street, 12th Floor, Reno, NV 89501, during ordinary business hours, for 10 days prior to the Annual Meeting.

82	2023 PROXY STATEMENT

WHEN ARE SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS DUE FOR THE 2024 ANNUAL MEETING OF SHAREHOLDERS?

Under Rule 14a-8 of the Exchange Act, the Corporate Secretary must receive a shareholder proposal for consideration by our shareholders at the 2024 annual meeting of shareholders no later than [December 30, 2023], in order for the proposal to be considered for inclusion in our proxy materials for the 2024 annual meeting of shareholders. To otherwise present a timely proposal or other business for consideration by our shareholders at the 2024 annual meeting of shareholders, pursuant to our current Bylaws, a shareholder’s written notice must be delivered to or mailed and received at our principal executive offices no earlier than the close of business on [February 13], 2024 nor later than the close of business on [March 14], 2024. The purpose of this requirement is to assure adequate notice of, and information regarding, any such matter as to which shareholder action may be sought. If we receive your notice before [February 13], 2024 or later than the close of business on [March 14], 2024, then your proposal will be untimely.

In addition, a shareholder who intends to make a nomination of a candidate for election as director of the Company at the next Election Meeting shall, as required by our current Bylaws, deliver to our Secretary a notice not less than 60 days prior to the date of the next Election Meeting, setting forth (a) the name, age, business address and the residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of our capital stock which are beneficially owned by each such nominee, and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the corporation, if elected. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 14, 2024. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the Board nevertheless choose to present your proposal, the named proxies will be able to vote on the proposal using their discretion.

HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER?

We have adopted a procedure approved by the SEC called “householding”. Under this procedure, we are permitted to deliver a single copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Householding allows us to reduce our printing and postage costs and reduces the volume of duplicative information you receive. Shareholders of record sharing an address who are receiving multiple copies of our Notice of Internet Availability of Proxy Materials and wish to receive a single copy of such material in the future should submit their request by contacting Broadridge Financial Solutions by telephone at 1-866-540-7095 or sending a written request via mail to Broadridge Financial Solutions, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the Notice of Internet Availability of Proxy Materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of such document be mailed to all shareholders at the shared address in the future.

However, please note that if you want to receive a paper copy of the Proxy Card or vote instruction form or other proxy materials for purposes of the Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

83

CAESARS ENTERTAINMENT®

FSC www.fsc.org MIX Paper from responsible sources FSC® C132107

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

1 1

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the Annual Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the Annual Meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

| NAME | SHARES |
| --- | --- |
| THE COMPANY NAME INC. - COMMON | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS A | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS B | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS C | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS D | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS E | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - CLASS F | 123,456,789,012.12345 |
| THE COMPANY NAME INC. - 401 K | 123,456,789,012.12345 |

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		☐	☐	☐
1.	COMPANY PROPOSAL: ELECTION OF DIRECTORS Nominees
01) Gary L. Carano	02) Bonnie S. Biumi	03) Jan Jones Blackhurst			04) Frank J. Fahrenkopf	05) Don R. Kornstein
06) Courtney R. Mather	07) Michael E. Pegram	08) Thomas R. Reeg			09) David P. Tomick
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain
2.	COMPANY PROPOSAL: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.					☐	☐	☐
3.	COMPANY PROPOSAL: RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2023.					☐	☐	☐
4.	COMPANY PROPOSAL: APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AND THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO REFLECT SUCH AMENDMENT.					☐	☐	☐
The Board of Directors recommends you vote AGAINST proposals 5 and 6.						For	Against	Abstain
5.	SHAREHOLDER PROPOSAL: A SHAREHOLDER PROPOSAL REGARDING COMPANY POLITICAL DISCLOSURES.					☐	☐	☐
6.	SHAREHOLDER PROPOSAL: A SHAREHOLDER PROPOSAL REGARDING BOARD MATRIX.					☐	☐	☐
NOTE: SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please sign this WHITE proxy card exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

CAESARS ENTERTAINMENT, INC. Annual Meeting of Shareholders June 13, 2023, 9:00 AM Pacific Time This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Thomas R. Reeg, Anthony L. Carano, Bret D. Yunker and Edmund L. Quatmann, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAESARS ENTERTAINMENT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Pacific Time on June 13, 2023 at the Eldorado Resort & Casino, 345 North Virginia Street, Reno, NV 89501, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

FOR ALL of Caesars Entertainment, Inc.’s director nominees in Proposal 1, FOR Proposals 2, 3 and 4, and AGAINST Proposals 5 and 6.

Continued and to be signed on reverse side